Exhibit 4.10

REPUBLIC OF PERU

TELECOMMUNICATIONS INVESTMENT FUND

PRIVATE INVESTMENT PROMOTION AGENCY

FINANCING AGREEMENT

PUBLIC BID

PRIVATE INVESTMENT PROMOTION PROCESS FOR IMPLEMENTATION OF THE PROJECT:

“INSTALLATION OF BROADBAND FOR COMPREHENSIVE
CONNECTIVITY AND SOCIAL DEVELOPMENT OF THE
HUANCAVELICA REGION”

PROINVERSION COMMITTEE FOR ENERGY AND HYDROCARBONS PROJECTS - PRO CONNECTIVITY

 May 2015

FINANCING AGREEMENT FOR THE PROJECT:

“INSTALLATION OF BROADBAND FOR COMPREHENSIVE CONNECTIVITY AND
SOCIAL DEVELOPMENT OF THE HUANCAVELICA REGION”

This document certifies the Non-Reimbursable Financing Agreement for the implementation of the project "Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region” " (hereinafter the FINANCING AGREEMENT) entered into by the Telecommunications Investment Fund (hereinafter FITEL), with RUC (Peruvian Taxpayer Registration) No. 20514935590 and domiciled atJr. Zorritos No. 1203, Lima 01, represented by its Technical Secrety LUIS ANDRES MONTES BAZALAR, identified with DNI (National ID Card) No. 10476312, under the provision given in Paragraph 15 of Article 9 of Supreme Decree No. 036-2008-MTC, and the other, the company GILAT NETWORKS PERU S.A. (hereinafter the CONTRACTOR), registered in the city of Lima, Peru, with Peruvian Taxpayer Registration) No 20600386442, domiciled at Av. Carlos Villarán No. 140, floor No. 12 from building “A” Interbank represented by its General Manager, Mr. Arieh Gad Rohrstock, identified with National ID Card No. 000105760, and its Chief Legal Counsel, Mr. Yveth Fiorella Romero Guia, identified with National Identity Card No. 41358105acting according to the powers dated May 15th,2015, entered in Entry № 13431090 of the Registry Office of Lima.

The FINANCING AGREEMENT is held to the terms and conditions specified in the following clauses:

FIRST CLAUSE: BACKGROUND AND LEGAL FRAMEWORK:

1.1.
FITEL is a fund for the provision of universal access, meaning access in the national territory to a set of essential telecommunications services, capable of transmitting voice and data, which has, among its objectives, reducing the gap in access to telecommunications services in rural areas and in places considered of social interest.

1.2.
By Law No. 28900 was granted to FITEL the status of legal entity of public law. FITEL is assigned to the Transport and Communications Sector. The above mentioned law was regulated by Supreme Decree No. 010-2007 MTC.

1.3.	The Regulation for the Administration and Functions of the Telecommunications Investment Fund - FITEL, approved by Supreme Decree No. 036-2008-MTC

1.4.	The "Guidelines of the policy for the opening of the telecommunications market in Peru", approved by Supreme Decree No. 020-98-MTC, published on August 5th, 1998 and its amendments.

1.5.
Also, the "Guidelines of policies to promote greater access to Public Telecommunications Services in rural areas and places of preferential social interest", approved by Supreme Decree No. 049-2003-MTC published on August 17th, 2003, indicate that its goal is to accelerate the incorporation, under equal conditions, of populations in rural areas and of social interest, to the opportunities offered by Information Technology and Communication, promoting their integration into the public telecommunications network.

1.6.
By Supreme Decree No. 024-2008-MTC, published on August 16th, 2008, was approved the General Regulatory Framework to promote the development of Public Telecommunications Services in rural areas and places of social interest.

1.7.
Ministerial Resolution No. 224-2012 MTC/01, published on May 12th, 2012, whereby the Institutional Strategic Plan of Transportation and Communications Sector was approved, which establishes as one of the specific objectives "to promote the deployment of telecommunications infrastructure and services that enable connectivity and virtual integration of the country, prioritizing areas of social interest and borders"; specifying as target to achieve by 2016, that Peru has 100% districts served by at least one telecommunications service.

1.8.
Law N° 29904, Law for Promotion of Broadband and Construction of the National Fiber Optic Backbone Network stated as a public necessity and national interest, the construction of a National Fiber Optic Backbone Network which gathers together all the capitals of the provinces of the country and the deployment of high-capacity networks that integrate all districts to enable broadband connectivity fixed and/or mobile and mass distribution across the country, in terms of competition.

1.9.	With Supreme Decree No. 014-2013-MTC was approved the Regulation of Law No. 29904 – Law for Promotion of Broadband and the Construction of the National Fiber Optic Backbone Network.

1.10.	Law No. 30228, amending Law No. 29022 –Law to expand telecommunications infrastructure, called Law to enhance the expansion of Telecommunications Infrastructure.

1.11.
With Official Letter No. 1179-2014 MTC/24, dated July 2nd, 2014, PROINVERSIÓN was commissioned to prepare the TENDER for selecting the Operator who will be responsible for implementing the project “Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region”

1.12.
Supreme Resolution No. 038-2014_EF dated August 18th, 2014-EF, published on August 19th, 2014, whereby the resolution adopted at the meeting of the Steering Council of PROINVERSIÓN of July 14th, 2014, which incorporated to the process of Private Investment Promotion of the Project“Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region”

1.13.
Supreme Resolution No. 044-2014-EF, published on August 26th, 2014, ratified the agreement that determined the modality under which the private investment promotion in the Project "Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region”, will be established in paragraph a) of Article 2 of Legislative Decree No. 674; and the Agreement that approved the Promotion Plan of the Project.

1.14.
Under PROINVERSION Agreement No. 622-3-2014-CPC, dated August 27th, 2014 the Steering Council of PROINVERSION agreed to approve the Terms and Conditions of the Tender of the private investment promotion process for the implementation of the project: "Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region”.

1.15.
Under the Agreement of the PROINVERSION Energy and Hydrocarbons Committee - PRO CONNECTIVITY Committee, No. 233-4-2014-Telecommunications, dated December 1, 2014, the Consolidated Text of the tender process Terms and conditions was approved for the process of promotion of private investment for the execution of the project: " Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region " which incorporated the amendments to these rules which to date have been submitted to Bidders.

1.16.
Under the Agreement Proinversion No. 658-5-2015-CPC dated January 20th, 2015 the PROINVERSION Board agreed to approve the final version of the financing contract for the process of promotion of private investment for the execution of the project: “Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region ".

1.17.
By Resolutions of the Board of OSIPTEL No. 003-2015-CD / OSIPTEL and 004-2015-CD / OSIPTEL published with date January 11, 2015, the top rates of transport services and internet access were established respectively, corresponding to regional projects Fiber Optic backbone network

SECOND CLAUSE: DEFINITIONS

All references herein to Clause, Number, Literal, Exhibit and Appendix should be understood as Clauses, Paragraphs, literals, Appendices and Exhibits contained in the FINANCING AGREEMENT, unless expressly stated otherwise.

For the purposes of the FINANCING AGREEMENT and its proper interpretation, the capitalized terms shall be as defined precisely for each one in the same and in the list of definitions provided in Paragraph 1.3. of the TERMS AND CONDITIONS.

The terms that are not expressly defined shall have the same meaning assigned to them by technical language or meaning assigned according to relevant applicable laws or, alternatively, in their natural and obvious sense, according to the general use of them. In the text of the FNANCING AGREEMENT the terms denoting singular also include the plural and vice versa, as long as the context requires.

In the FINANCING AGREEMENT, the following terms shall have the meanings indicated:

2.1
MINUTES OF AWARD OF THE NETWORK ACCESS ASSETS: It is the document prepared by FITEL whereby the CONTRACTOR transfers ownership of NETWORK ACCESS ASSETS to FITEL, AT THE END OF FINANCING AGREEMENT or when any assumption of Section Nineteenth occurs.

2.2
MINUTES OF AWARD OF TRANSPORTATION NETWORK ASSETS: The document through which the CONTRACTOR transfers to MTC, the ownership and control of the TRANSPORT NETWORK ASSETS, once the Concession Agreement has been signed between the MTC and the Concessionaire for the operation of the TRANSPORTATION NETWORK or when any of the assumptions of the nineteenth Clause of the FINANCING AGREEMENT occur. This act will be subscribed between the CONTRACTOR and FITEL who will subscribe it in representation of MTC

2.3
MINUTES OF CONFORMITY OF FACILITIES AND TESTING OF SERVICES OF ACCESS NETWORK: It is the document signed by the CONTRACTOR and FITEL by which the former accepts the results reported in the ACCESS NETWORK SUPERVISION REPORT corresponding to the installations performed. Also, with the signing of this document, compliance with the conditions laid down in the TECHNICAL SPECIFICATIONS, corresponding to the ACCESS NETWORK are certified. The model of the minutes is shown in Exhibit No. 4 ,annex 8B of the Terms and conditions and may be amended, being FITEL who finally determines its final content.

2.4.
MINUTES OF CONFORMITY OF THE INSTALLATION AND TESTING OF SERVICES OF THE TRANSPORTATION NETWORK: The document prepared by FITEL and signed by the CONTRACTOR and FITEL by which the former accepts the results stated in the TRANSPORTATION NETWORK SUPERVISION REPORT corresponding to the installations made. This document also certifies compliance with the conditions laid down in the TECHNICAL SPECIFICATIONS for total TRANSPORTATION NETWORK. The model of the minutes shown in Exhibit No. 5  of the Annex 8A of the terms and conditions and may be modified, being FITEL who finally determines its final content.

2.5.
INSTALLATION MINUTES OF NETWORK ACCESS: Is the document that indicates and credits compliance with the installation and operation of any infrastructure, equipment, hardware, software and other information needed to provide access to Internet and Intranet access offered by the ACCESS NETWORK. It is prepared by the CONTRACTOR, approved by FITEL, and signed by both. It is also an Affidavit.

2.6.
INSTALLATION MINUTES OF TRANSPORTATION NETWORK: Is the document that credits and indicates the compliance with the installation and operation of the major components of the TRANSPORTATION NETWORK. It is made by the CONTRACTOR for each node as well as for the Network Operations Center (NOC) and MAINTENANCE CENTER. The INSTALLATION MINUTES OF TRANSPORTATION NETWORK are signed by the CONTRACTOR and FITEL. It is also an Affidavit.

2.7.
EXPANSION OF THE AWARDED PROJECT: Is the incorporation of new BENEFICIARY LOCALITIES and/or district capitals, in the area of influence of the project, which will involve additional subsidy of up to 20% of the FINANCING AWARDED, prior technical appraisal and approval of FITEL. Regarding the ACCESS NETWORK, this extension may be requested by any of the PARTIES within the ACCESS NETWORK INVESTMENT STAGE and regarding the TRANSPORTATION NETWORK within the first six (6) moths of the TRANSPORTATION NETWORK INVESTMENT STAGE.

2.8.
ACCESS NETWORK ASSETS: These are the assets comprised of metal structures, self-supporting towers, bases foundation, the lot where those structures are placed and all passive elements which make up the NETWORK ACCESS and will be owned and domain of FITEL after the signing of MINUTES OF AWARD OF NETWORK ACCESS ASSETS. The active equipment is owned and domain of the CONTRACTOR.

2.9.
TRANSPORTATION NETWORK ASSETS: Means all real or personal property that integrates the TRANSPORTATION NETWORK, according to the provisions of the TECHNICAL SPECIFICATIONS of the TRANSPORT NETWORK. These assets will be owned by MTC after the signing of MINUTES OF AWARD OF THE TRANSPORTATION NETWORK ASSETS between the CONTRACTOR and FITEL, who will subscribe the act representing the MTC.

2.10.
CLOSURE OF THE FINANCING AGREEMENT: It’s the process by which the PARTIES agree the completion of their contractual rights and obligations. This procedure will take place during the second half of OPERATION PERIOD; as such, it will be understood as a stage within this period.

2.11.	FINANCING AGREEMENT: It is the legal relationship held between FITEL and the CONTRACTOR, whose purpose is to regulate:
a)	The installation of the TRANSPORTATION NETWORK and ACCESS NETWORK according to what is stated in the relevant TECHNICAL SPECIFICATIONS;
b)	The operation and maintenance of the ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS;
c)	The implementation of CAPACITY BUILDING; and
d)	The use of the AWARDED FUNDING for implementing the Awarded Project.
e)	The disbursement of the AWARDED FUNDING to the CONTRACTOR by- FITEL

2.12.	DAYS: It should be understood as calendar days (working days, non-working and holidays), unless expressly stipulated otherwise.

2.13.
WORKING DAYS: It should be understood to days other than Saturday, Sunday or nonworking holiday in the city of Lima (including non-working days for the public administration). Also understood as holidays, those calendar day on which banks in the city of Lima, are not obliged to serve the public by order of governmental authority; and holidays established by the competent authority of the Huancavelica Region.

2.14.	The CONTRACTOR: Is the legal entity awarded the tender with whom FITEL signs this FINANCING AGREEMENT and who will implement the AWARDED PROJECT.

2.15.
INSTALLATION STAGE: The time in which the CONTRACTOR displays the infrastructure, equipment and other items in the ACCESS NETWORK and TRANSPORTATION NETWORK fulfilling the provisions of the TECHNICAL SPECIFICATIONS. The deadline for completion of this stage is the indicated in the Technical Proposal, which shall not be less than 10 months nor more than 12 months since the DATE OF CLOSURE.

2.16.	DATE OF CLOSURE: The date, place and time to be carried out the acts set forth in Paragraph 11.3 of the TERMS AND CONDITIONS.

2.17.
FINANCING AWARDED: Is the amount of the FINANCING granted for the TRANSPORTATION NETWORK and ACCESS NETWORK that corresponds to the the AWARDED PROJECT, as provided in the Technical Proposal in accordance with the TECHNICAL SPECIFICATIONS. This includes all applicable taxes and contributions to the MTC, FITEL and OSIPTEL. (which are established in the TUO of the Telecommunications Act approved by Supreme Decree No. 013-93-TCC, in the TUO of the General Regulation of the Telecommunications Act, approved by Supreme Decree No. 020-2007-MTC and its amendments, such as fee for commercial exploitation of service and contribution to FITEL, as well as the contribution by regulation to OSIPTEL established by Law No. 27332 in accordance with Supreme Decree No. 103-2003-PCM and Supreme Decree No. 012-2002-PCM, as amended, or the rules that substitute.

2.18.
ACCESS NETWORK FINANCING: Is the non-refundable amount recorded in the ECONOMIC PROPOSAL expressed in US$ and which FITEL must deliver to the CONTRACTOR as part of its obligations as stipulated in the FINANCING AGREEMENT. This includes the necessary financing for the CONTRACTOR to acquire, install, operate and maintain and run the THE ACCESS NETWORK and implements the CAPACITY BUILDING, providing all the services involved in the Technical Proposal in accordance with the TECHNICAL SPECIFICATIONS. This includes all applicable taxes and contributions to the MTC, OSIPTEL and FITEL. (which are established in the TUO of the Telecommunications Act approved by Supreme Decree No. 013-93-TCC, in the TUO of the General Regulation of the Telecommunications Act, approved by Supreme Decree No. 020-2007-MTC and its amendments, such as fee for commercial exploitation of service and contribution to FITEL, as well as the contribution by regulation to OSIPTEL established by Law No. 27332 in accordance with Supreme Decree No. 103-2003-PCM and Supreme Decree No. 012-2002-PCM, as amended, or the rules that substitute)

2.19.
FINANCING OF THE TRANSPORTATION NETWORK: Is the non-refundable amount recorded in the ECONOMIC PROPOSAL expressed in US$ and which FITEL shall deliver to the CONTRACTOR as part of its obligations as stipulated in the FINANCING AGREEMENT. Includes the necessary financing for the CONTRACTOR to purchase and install the TRANSPORTATION NETWORK in line with the TECHNICAL SPECIFICATIONS. This includes all taxes.

2.20.
ADVANCE PAYMENT GUARANTEE: The joint and several, unconditional, irrevocable letter of guarantee, without benefit of excussionnn or division, and automatic enforceable on behalf of FITEL, that the CONTRACTOR shall deliver on the CLOSING DATE to ensure the correct use of first disbursement of the FINANCING OF THE ACCESS NETWORK and the TRANSPORT NETWORK in accordance with the provisions of this FINANCING AGREEMENT. It must be issued in accordance with the conditions established in the TERMS AND CONDITIONS.

2.21.
PERFORMANCE BOND OF THE FINANCING AGREEMENT: Is the joint and several, unconditional, irrevocable letter of guarantee, without benefit of excussio or division, and of automatic enforceable on behalf of FITEL, that the CONTRACTOR shall deliver at the CLOSING DATE, in order to support the compliance with obligations under the FINANCING AGREEMENT. It must be issued in accordance with the conditions established in the TERMS AND CONDITIONS.

2.22.
MANDATORY PAID INSTITUTION: Is the public institution referred to in Exhibit 8B of the TERMS AND CONDITIONS, in which the CONTRACTOR undertakes to install the necessary equipment and provide services of the AWARDED PROJECT during the term of the FINANCING AGREEMENT.

2.23.	APPLICABLE LAW: These are the standards listed in Paragraph 1.4. of the TERMS AND CONDITIONS, including its amendments, and any other according to the Peruvian laws applicable.

2.24.
BENEFICIARY LOCALITIES: are the locations where the CONTRACTOR, according to the terms of this FINANCING AGREEMENT, must install, operate and maintain the services offered in AWARDED PROJECT. These areas are included in the list contained in Exhibit 1 of this FINANCING AGREEMENT. The ADDIOTIONAL BENEFICIARY LOCALITIES offered by the CONTRACTOR become BENEFICIARY LOCALITIES from the moment of the signing of the FINANCING CONTRACT.

2.25.	MTC: Is the Ministry of Transportation and Communications.

2.26.
APPLICABLE REGULATIONS: These are the APPLICABLE LAWS and any other that, under the law, is applicable to the performance of the FINANCING AGREEMENT, including standards of quality and continuity of services and the tax regime applicable to taxpayers in the country and taxpayers of local and regional governments in the country that is not governed by FINANCING AGREEMENT.

2.27.	PARTY: FITEL or the CONTRACTOR, as applicable.

2.28.	PARTIES: FITEL and the CONTRACTOR equally.

2.29.
INVESTMENT PERIOD OF THE ACCESS NETWORK: It is the period, the maximum length is fourteen (14) months from the CLOSING DATE, comprising the activities referred to in INSTALLATION STAGE and supervision activities to approve the installations made, referred to in the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK; finishing with the signing of the MINUTES OF CONFORMITY OF FACILITIES AND TESTING OF SERVICES OF THEACCESS NETWORK.

2.30.
INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK: is the period, which maximum length is fourteen (14) months from the CLOSING DATE, comprising the activities covered by the INSTALLATION STAGE and monitoring activities to give according to installations made as referred to in the TECHNICAL SPECIFICATIONS OF THE TRANSPORTATION NETWORK; culminating with the signing of the MINUTES OF CONFORMITY OF FACILITIES AND TESTING OF SERVICES OF THE TRANSPORTATION NETWORK.

2.31.
PERIOD OF OPERATION: The duration of one hundred twenty (120) months from the day following the completion of the ACCESS NETWORK NVESTMENT PERIOD. In which the CONTRACTOR will operate and maintain the ACCESS NETWORK to ensure its operation and provision of services comprising the AWARDED PROJECT. In this period of time,the services will be provided commercially.

2.32.
TRIAL PERIOD: The time when THE CONTRACTOR will operate and maintain, if applicable, the TRANSPORTATION NETWORK for the exclusive use of the AWARDED PROJECT and allow the operation of the ACCESS NETWORK. This period shall not exceed twelve (12) months, which start from the day following the completion of the TRANSPORTATION NETWORK INVESTMENT PERIOD, culminating with the signing of MINUTES OF AWARD OF THE TRANSPORTATION NETWORK ASSETS.

2.33.	PROINVERSIÓN: Private Investment Promotion Agency, an organization referred to in Law No. 28660 and the Ministerial Resolution No. 083-2013-EF/10 or regulations that substitute them.

2.34.	AWARDED PROJECT: Is the PROPOSAL of the QUALIFIED BIDDER declared the winner of the Award by the COMMITTEE

2.35.
ACCESS NETWORK: The telecommunications network implemented according to the criteria in the appropriate TECHNICAL SPECIFICATIONS, which allows the end user to access the public telecommunications services and access to intranet of the AWARDED PROJECT, using the TRANSPORTATION NETWORK.

2.36.
TRANSPORTATION NETWORK: This is the high-speed network of availability and reliability, designed based on the laying of fiber optic redundancy scheme and points of presence in the district capitals, as provided in Section 7.4 of Article 7 of law No. 29904. This will be deployed by the CONTRACTOR in the BENEFICIARY LOCATIONS.

2.37.	UIT: It is the Tax Unit

THIRD CALUSE: STATEMENTS OF THE CONTRACTOR

3.1.
The CONTRACTOR states that is a legal entity duly incorporated under the regulations of the Republic of Peru, having proved its existence and its representation according to law and is duly authorized and able to assume the obligations under the FINANCING AGREEMENT to exercise technical, commercial and financial activities, in the implementation of the AWARDED PROJECT.

3.2.
The CONTRACTOR acknowledges and agrees that it is the decisive reason of FITEL for the celebration of the FINANCING AGREEMENT that, in the terms stipulated therein, in their Technical Proposal and in the TECHNICAL SPECIFICATIONS, the CONTRACTOR must perform the design, procurement and installation of networks, equipment and access services to the Internet and Intranet, to implement CAPACITY BUILDING, and keep them in operational terms, performing the corresponding preventive, predictive and corrective maintenance, so that the Peruvian State has the deployed optical fiber in the case of TRANSPORTATION NETWORK and that the BENEFICIARY LOCATIONS and MANDATORY PAID INSTITUTIONS have the infrastructure and equipment properly installed and fully operational in the case of ACCESS NETWORK.

3.3.	The CONTRACTOR has the authorization certificates that allow it to provide the services to which it is bound according to the TECHNICAL SPECIFICATIONS.

3.4.	The CONTRACTOR is committed to install the networks OF THE AWARDED CONTRACT and provide the services in the quality conditions established in the TECHNICAL SPECIFICATIONS.

3.5.
The CONTRACTOR states that its representative, who signs the FINANCING AGREEMENT, is duly authorized, that its subscription has been authorized by its Board of Directors (or the highest authority of the company) and, with his signature, requires no further action or approval to ensure their validity and to comply with the obligations in the same.

3.6.
The CONTRACTOR states that for the subscription of the FINANCING AGREEMENT and compliance with contractual obligations, it does not require legal authorization or regulatory authority of any foreign country in which any of its shareholders is incorporated or has its principal place of business and which is not contrary to any law or regulation in such country.

3.7.	The CONTRACTOR states that to fulfill the FINANCING AGREEMENT there are no:

•
Laws, statutes, regulations, rules, orders, judgments, awards, resolutions, administrative sanctions or restrictions by any authority, provisions in the statutes or regulations of the CONTRACTOR, covenants, contracts, agreements or other acts or events of any nature that are binding on the CONTRACTOR or affecting its affiliates or subsidiaries or their property or prohibit, restrict, limit, oppose, affect, impair, or in any way impede the execution and performance of the terms and conditions of the FINANCING AGREEMENT.

•
Neither actions, suits, investigations, litigation or proceedings pending or threatened before courts, arbitral court or governmental authority; that prohibit, restrict, limit, oppose, affect, impair, or in any way prevent the execution and performance of the terms and conditions of the FINANCING AGREEMENT.

3.8.
The CONTRACTOR acknowledges and agrees that the nature and regime of the FINANCING AGREEMENT determines that, although during their term changes in the APPLICABLE REGULATIONS occur, including changes in the regulation of the telecommunications sector and the tax regime affecting its business and/or economic performance, such circumstances do not give you the right to claim or requests for modifications to the FINANCING AGREEMENT under the assumptions of economic-financial hardship or other provision of legal concepts of a similar nature, either before the FITEL, its officers or other State agency.

The CONTRACTOR states that it assumes all risks associated with these changes and, consequently, may not submit to FITEL or other administrative authority, arbitral court or jurisdictional body, any claim that has been clearly informed of this possibility and accepts it.

3.9.
The CONTRACTOR recognizes that directly or indirectly has the economic, financial and technical capacity to perform the obligations under the FINANCING AGREEMENT and other obligations under the TECHNICAL SPECIFICATIONS and those obligations arising from the PROPOSAL under which was declared AWARDEE of the PROJECT INSTALLATION OF BROADBAND FOR COMPREHENSIVE CONNECTIVITY AND SOCIAL DEVELOPMENT OF THE HUANCAVELICA REGION”

3.10.
The CONTRACTOR states having no impediment to contract pursuant to Article 1366º regulated by the Civil Code and that is not administratively sanctioned with temporary or permanent disqualification from exercising their rights to contract with the State.

3.11.
In the event that, after the signing of the FINANCING AGREEMENT, false statements in the preceding paragraphs are established, it will be terminated automatically, by operation of law, applying the provisions of the nineteenth Clause, proceeding FITEL to enforce the guarantees to be granted under this FINANCING AGREEMENT.

3.12.
The CONTRACTOR agrees to transfer ownership and control of the TRANSPORTATION NETWORK ASSETS on behalf of the MTC, with the signing of MINUTES OF AWARD OF THE TRANSPORTATION NETWORK ASSETS. This act will be subscribed between THE CONTRACTOR and FITEL, who will subscribe it representing MTC.

3.13.	The CONTRACTOR is obliged to transfer the ownership and control of the ACCESS NETWORK ASSETS in favor of the FITEL with the signing of the MINUTES OF AWARD OF THE NETWORK ACCESS ASSETS.

3.14.
The costs generated until the date the transfer mentioned in the preceding paragraph and the corresponding ones made until the date of the TRASPORTATION NETWORK become effective shall be borne by the CONTRACTOR. Costs incurred from the day after the transfer has become effective shall be borne by the owner hired over the operation of the ACCESS NETWORK.

3.15.	The necessary administrative expenses for the transfer shall be borne by THE CONTRACTOR.

3.16.
The CONTRACTOR states that it has conducted its own studies, research, projections and therefore is considered knowledgeable of all the elements needed to make the decision to assume fully its obligations under the FINANCING AGREEMENT.

3.17.
The CONTRACTOR acknowledges the areas where the networks will be installed, so it expressly disclaims making any claim or action against FITEL or other competent authority derived from inadequate site conditions or any other circumstances related the subject matter of this FINANCING AGREEMENT.

3.18.
The CONTRACTOR admits it has developed its business plan taking into account the studies and assumptions it deemed appropriate, according to which it has prepared his TECHNICAL and ECONOMIC PROPOSAL and required the FUNDING AWARDED. It also states that the business plan has not been known by FITEL or PROINVERSIÓN, which shall have no responsibility for any difference between it and the actual results of the implementation of the AWARDED PROJECT. In that sense, the CONTRACTOR declares that it assumes the risk arising from the differences between its business plan and actual results of the implementation of the AWARDED PROJECT.

3.19.
The CONTRACTOR acknowledges and agrees that the total amount of the FINANCING AWARDED, is sufficient to fulfill the obligations of the FINANCIAL AGREEMENT and those derived from the PROPOSAL due to which it became the AWARDEE of the PROJECT“Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region "

3.20.
The CONTRACTOR, by this statement and only in the case of ACCESS NETWORK, undertakes to continue the operation and maintenance of the AWARDED PROJECT in all cases of termination of the FINANCING AGREEMENT under the terms stated in Clauses of the FINANCING AGREEMENT; this statement constitutes a unilateral promise referred to under Article 1956 of the Peruvian Civil Code.

3.21.
The CONTRACTOR acknowledges and agrees that FITEL has taken note of the statement referred to in the preceding paragraph and that the signing of this FINANCING AGREEMENT is not only an express consent but a prior agreement to the second paragraph of Article 1956 and Article 1957 of the Civil Code, respectively, so that said unilateral promise has been validly made and is fully enforceable.

3.22.
The CONTRACTOR states that the CLOSING DATE, its capital stock is the one established in the TERMS AND CONDITIONS. and, on that date, has fully subscribed the total of shares forming its share capital, having paid at least 25% of the nominal value of the shares, as applicable, in accordance with Article 52 of the General Law Corporations, Law N ° 26887

3.23.
The CONTRACTOR acknowledges and agrees that the operation of the TRANSPORT NETWORK during the TRIAL PERIOD is temporary and provisional; being restricted to use the TRANSPORTATION NETWORK to provide value added public telecommunications service.

FOURTH CLAUSE: STATEMENTS OF FITEL

4.1.
The signing of the FINANCING AGREEMENT and compliance with the obligations and rights of FITEL in it shall conform to the APPLICABLE RULES and regulations governing its operation and in general, the legal system of Peru.

4.2.
FITEL states that to the subscription of the FINANCING AGREEMENT has the knowledge and authorization of its governing bodies and that its legal representative has sufficient skills and powers to celebrate it, so as to generate obligations and valid, binding and enforceable rights for both parties

4.3.
FITEL states that the AWARDED FUNDING and, if applicable, the EXTENSION of the AWARDED PROJECT is duly authorized and has sufficient economic resources for disbursements agreed in the FINANCING AGREEMENT.

4.4.
FITEL states to have the skills, legal and operational instruments for making the necessary supervision and that, as long as the CONTRACTOR fulfill its obligations, shall authorize and make disbursements under the FINANCING AGREEMENT.

4.5.
The supervision corresponding to the OPERATION PERIOD of the ACCESS NETWORK shall be made solely for one hundred twenty (120) months. After this deadline, the legal regime for supervision will be established in the Concession Agreement of the CONTRACTOR, according to APPLICABLE RULES.

4.6.
FITEL acknowledges and accepts that it has become aware of the statement of THE CONTRACTOR referred to in paragraph 3.20 of the Third Clause and the signing of this FINANCING AGREEMENT is not only express but also prior agreement referred to the second paragraph of Article 1956 and Article 1957 of the Civil Code, respectively, so that unilateral promise has been validly made and is fully enforceable.

FIFTH CLAUSE: PURPOSE

The purpose of the FINANCING AGREEMENT is to regulate the assignment of the AWARDED FUNDING to the CONTRACTOR for the implementation of the project "Installation of Broadband for Comprehensive Connectivity and Social Development of the Huancavelica Region " with the obligation that that the CONTRACTOR use it as its own expense for:

a)	The installation of the TRANSPORTATION NETWORK and ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS;
b)
The operation and maintenance of the ACCESS NETWORK according to what is stated in the TECHNICAL SPECIFICATIONS, providing access to the Internet and intranet to the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS contained in Exhibit No. 1 of this FINANCING AGREEMENT,;

c)	The implementation of CAPACITY BUILDING; defined as such in paragraph 1.3.11 of the TERMS AND CONDITIONS
d)	The use of FUNDING AWARDED for implementing the Project.

SIXTH CLAUSE: TERM OF THE FINANCING AGREEMENT

6.1.
The FINANCING AGREEMENT shall remain in force equal to the sum of the INVESTMENT PERIOD OF THE ACCESS NETWORK, INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK and the OPERATION PERIOD until the completion of the last disbursement; unless earlier terminated in response to the cases provided for in this FINANCING AGREEMENT.

6.2.
The INVESTMENT PERIOD shall not exceed fourteen (14) months from the day after the CLOSING DATE. However, it may be extended upon approval of FITEL and formalized by addendum to this FINANCING AGREEMENT.

6.3.	The OPERATION PERIOD shall not be less than one hundred twenty (120) months from the day following the completion of the INVESTMENT PERIOD.

6.4.
The term of the FINANCING AGREEMENT may be extended provided there is proper justification and for the enforcement of the purposes stated in the fifth clause of this contract by addendum signed by FITEL and the CONTRACTOR.

6.5.	The PARTIES shall comply with the applicable procedure to the stage of CLOSURE of the FINANCING AGREEMENT.

6.6.
At the end of the term of the FINANCING AGREEMENT, by the conclusion of the deadline stated in paragraphs 6.2 and 6.3 of this Clause, the CONTRACTOR shall continue the obligations of a telecommunications operator stipulated in their respective concession contracts, which are signed with the Ministry of Transportation and Communications, and/or any holder of a registration or authorization for the provision of value added services.

SEVENTH CLAUSE: OBLIGATIONS OF THE CONTRACTOR

The CONTRACTOR assumes the following obligations:

7.1.
To use the AWARDED FUNDING for the design, construction and installation of the TRANSPORTATION NETWORK; well as for the design, equipment procurement, transportation, installation, commissioning, operation and maintenance of the ACCESS NETWORK that will allow to provide Internet and Intranet access services in the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS contained Exhibit No. 1 of the  FINANCING AGREEMENT, and to the implementation of capacity building activities, fulfilling the conditions laid down in the TECHNICAL SPECIFICATIONS, the content of the AWARDED PROJECT and all commitments by the CONTRACTOR in its TECHNICAL PROPOSAL included in Exhibit No. 2 FINANCING AGREEMENT.

7.2.
To meet the deadlines and targets set out in the FINAL SCHEDULE OF ACTIVITIES of the CONTRACTOR, provided in Exhibit No. 3 FINANCING AGREEMENT, except in cases of extensions determined in accordance with this FINANCING AGREEMENT.

7.3.	Comply with the obligations in the TECHNICAL SPECIFICATIONS and appendices.

7.4	To comply with the commitments made in its TECHNICAL PROPOSAL, Exhibit No. 2 of the FINANCING AGREEMENT.

7.5
Repair of damage because of the material and/or equipment that will serve to implement the AWARDED PROJECT contained in the Technical Proposal, as well as their replacement, if applicable, will be the responsibility of the CONTRACTOR without requiring any further disbursement by FITEL. This obligation shall apply during the term of FINANCING AGREEMENT and, if applicable, its extensions.

7.6.
Responsibility for repairing any damage caused in the BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS arising from the direct activities of the CONTRACTOR and/or third parties engaged by it for the execution of the AWARDED PROJECT, whether public roads, highways, bridges, public and private premises and others are affected during the transportation, installation, operation and maintenance of the ACCESS NETWORK and the installation of the TRANSPORTATION NETWORK. In that sense, the CONTRACTOR shall indemnify FITEL and MTC, if applicable; and be accountable for any act or omission, willful, negligent or without fault, the staff involving damage to the latter; including those acts or omissions made by the staff of its contractors.

7.7.
To give training courses in Peru and in the country of production of the main transmission equipment and infrastructure (optical fiber) used in the ACCESS NETWORK and TRANSPORTATION NETWORK, respectively.

7.8.	Provide all facilities for FITEL, or its designee, fulfill its duties and obligations under the AWARDED PROJECT.

7.9.	Provide all information related to the AWARDED PROJECT required by FITEL, or its designee, to fulfill its duties, for which a term will be provided for the CONTRACTOR to comply with it.

7.10.
To submit the FINAL SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK and FINAL SCHEDULE OF ACTIVITIES OF THE TRANSPORTATION NETWORK within the period specified in the TECHNICAL SPECIFICATIONS for both networks.

7.11.
Whenever the CONTRACTOR carries out promotional activities and advertising of the AWARDED PROJECT, it must refer to the Peruvian State represented by FITEL and the MTC during the term of the FINANCING AGREEMENT.

7.12.
To manage, obtain before administrative authorities, municipal or otherand maintain current licenses, permits, registrations and other authorizations required for the deployment of infrastructure and for the provision of Internet service and intranet access offered in the AWARDED PROJECT. In this regard, it is expressly stated that cooperation by the FITEL indicated in Paragraph 8.3 of the Financing Agreement is only of means and not results of, so the CONTRACTOR cannot claim the unsuccessful outcome of this cooperation as grounds that waives it from the breach of the obligations contained in the FINANCING AGREEMENT.

7.13.	Comply with all APPLICABLE RULES and LAWS for the execution of the FINANCING AGREEMENT.

7.14.	To fulfill its obligations under the concession contract signed with the MTC

7.15.	To meet the payment of its contributions to the special right to FITEL under Article 12° of the TUO of the Telecommunications Law approved by the Supreme Decree No. 013-93-TCC, as amended.

7.16.
In the case of ACCESS NETWORK, THE CONTRACTOR undertakes to meet the demand of the towns of Huancavelica region, where the coverage of this network allows the provision of services under the AWARDED PROJECT. This obligation will be performed under the same conditions in AWARDED PROJECT, without incurring additional financing.

7.17.
To submit for the satisfaction of FITEL, disaggregated information of investment costs for the ACCESS NETWORK and TRANSPORTATION NETWORK duly accredited as stated in Exhibit Nº11 of this agreement within the first half of the PERIOD OF OPERATION. This information will have no implications on the FUNDING AWARDED.

7.18.
To submit to FITEL semiannually the operating cash flow of the AWARDED PROJECT during the term of the FINANCING AGREEMENT. The delivery of this information does not alter the amount of FINANCING AWARDED. Additionally, FITEL may request the accreditation of the operating cash flow.

7.19.	To allow FITEL to verify the destination and use of the FUNDING AWARDED during the term of the FINANCING AGREEMENT.

7.20.
To keep up to the CLOSING DATE, fully subscribed the total of shares making up the share capital and paid  at least 25% of the nominal value of the shares, as applicable, in accordance with the provisions of Article 52 ° of the General Corporation Law, Law No. 26887.

7.21.
It will be responsible for contracting and retaining existing insurance policies in force on ASSETS and elements of the ACCESS NETWORK and TRANSPORTATION NETOWRK assuming the costs of each and every one of the deductibles and / or coinsurance that it engaged in insurance policies purchased in fulfilling this obligation.

7.22.	It shall not be relieved of the obligation to comply with the installation of networks claiming defects, errors or omissions in the TECHNICAL SPECIFICATIONS

7.23.	Respect the right of patent, design and/or copyright protected in the country of manufacture of the elements for the ACCESS NETWORK and TRANSPORTATION NETWORK.

7.24.
The CONTRACTOR assumes responsibility for the acts, failures, omissions, or in general, any breach incurred by manufacturers or other subcontractors employed by it who may be involved in the execution of the FINANCING AGREEMENT.

7.25.	Subscribe for the duration of the FINANCING AGREEMENT, contract models set out in Appendix No. 5-A and 5-B of Exhibit 8B of the TERMS AND CONDITIONS.

7.26.
To assume for the duration of FINANCING AGREEMENT and even during additional period referred to in Paragraph 20.3 of the FINANCING AGREEMENT, the liability to FITEL of maintaining the operability and functionality of all ASSETS and elements of the ACCESS NETWORK so that the quality and conditions stated in its Technical Proposal and in the TECHNICAL SPECIFICATIONS are guaranteed for the provision of public telecommunications services and ensure access to Intranet.

7.27.
During the term of the FINANCING AGREEMENT and even during additional period referred to in Paragraph 20.3 of the FINANCING AGREEMENT, the CONTRACTOR is required to perform corrective maintenance activities, predictive and preventive ASSETS and elements of the ACCESS NETWORK. This includes the obligation to make the replacement, renewal, rehabilitation and / or adaptations made to ASSETS and items included in the networks; without that requirement implies the right to require FITEL additional resources to FUNDING AWARDED.

7.28.	It is responsible to FITEL, and third parties, as appropriate, for the proper management and use of ASSETS and elements of the ACCESS NETWORK, and the inherent risk to them.

7.29.
From the CLOSING DATE and until the transfer of ACCESS NETWORK assets on behalf of FITEL is made stated in this contract, the CONTRACTOR will be solely responsible and liable to pay taxes, fees and contributions that apply in relation to ASSETS and elements of the ACCESS NETWORK in accordance with applicable rules, considering among these regulations the provisions of the Consolidated Text of the Municipal Taxation Law, approved by Supreme Decree No. 156- EF-2004 or its amendment. In the case of TRANSPORT NETWORK, this obligation of THE CONTRACTOR is maintained until its transference to the MTC, in accordance with the provisions of this FINANCING CONTRACT.

7.30.
To ensure that the ACCESS NETWORK and TRANSPORTATION NETWORK ASSETS are only subject to the provision of the services referred to in AWARDED PROJECT. Consequently, they cannot be transferred, or in general subject to liens or encumbrances of any kind.

7.31.
Transferring ownership in favor of FITEL, of the ACCESS NETWORK ASSETS according to the conditions of this contract and in paragraph D of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK contained in Exhibit 8-B of the TERMS AND CONDITIONS.

7.32.
Temporarily and tentative operate the TRANSPORTATIONNETWORK during the TRIAL PERIOD until the subscription of the MINUTES OF AWARD OF TRANSPORTATION NETWORK ASSETS under the conditions of this contract.

7.33.	Transfer in favor of MTC the property and domain of the TRANSPORTATION NETWORK, under the conditions of this AGREEMENT

7.34.
To assume custody and responsibility for the integrity and legal physical sanitation of the TRANSPORTATION NETWORK until the delivery thereof to the concessionaire in charge of the operation of the TRANSPORTATION NETWORK to be selected in the private investment promotion process of PROINVERSIÓN.

7.35.
To maintain the insurance policy of the TRANSPORTATION NETWORK ASSETS in force until the delivery of the same to the concessionaire in charge of the operation assuming the costs of each and every one of the deductibles and / or coinsurance that engaged in insurance policies purchased in fulfilling this obligation.

7.36.
To negotiate and subscribe infrastructure share-use agreements with, electricity, hydrocarbons or railway companies as well as to obtain permits, rights of way, step and use poles necessary to install the necessary infrastructure and for the deployment of the ACCESS NETWORK and TRANSPORTATION NETWORK; as well as, to establish agreements for the use of existing pipelines and install new pipelines were deemed necessary.

7.37.
Without prejudice to the provisions in the APPLICABLE LAWS and REGULATIONS, the CONTRACTOR shall provide to the MTC, FITELand operation concessionaire of the TRANSPORTATION NETWORK all facilities they require in order to facilitate the procurement and commissioning of AWARDED PROJECT.

7.38.	To fulfill all other obligations under the FINANCING AGREEMENT, it’s Exhibits and the TECHNICAL SPECIFICATIONS in CIRCULARS and the TERMS AND CONDITIONS.

EIGHTH CLAUSE: OBLIGATIONS OF FITEL

By the FINANCING AGREEMENT, FITEL assumes the following obligations:

8.1.
To disburse the FUNDING AWARDED to the CONTRACTOR when it has fulfilled the obligations and provisions required in the FINANCING AGREEMENT. Disbursements will be made in accordance with the conditions set out in Clause fourteenth of the FINANCING AGREEMENT.

8.2.
To exercise, directly or through a third natural or artificial, public or private person, shares of supervision, monitoring and control of facilities and test infrastructure, equipment and services under the FINANCING AGREEMENT.

8.3.
FITEL shall cooperate with the CONTRACTOR for the proper performance of the FINANCING AGREEMENT. To this end, FITEL, where warranted, will use its best efforts to coordinate with the relevant authorities, issuing licenses, permits and other managed by THE CONTRACTOR and that are required for execution of the FINANCING AGREEMENT.

8.4.	To ensure proper use of the FUNDING AWARDED and compliance with the terms of the FINANCING AGREEMENT.

8.5.
To make written submissions on the matters covered by the FINANCING AGREEMENT, within the time stated therein, as well as other applications, to be within the scope of powers of the CONTRACTOR in writing.

8.6.	To assume the costs of maintaining the TRANSPORTATION NETWORK until delivery thereof to the operation concessionaire.

8.7.
Cooperate when the CONTACTOR demands it in writing, in the negotiation of sharing infrastructure agreements with concessionaires or other public or private entities that apply to other sectors (such as energy, oil, road infrastructure, etc.) required to install poles and infrastructure according to DESIGN of the TRANSPORT NETWORK outlined in the TECHNICAL SPECIFICATIONS. To this end, the FITEL, where warranted, will do their best without the cooperation of FITEL replace the obligation to THE HIRED to manage and sign such agreements as provided in Paragraph 7.36 of the seventh clause of this contract.

8.8.	Other obligations under the FINANCING AGREEMENT, its Exhibits and the TECHNICAL SPECIFICATIONS in the CIRCULAR and the TERMS AND CONDITIONS.

NINTH CLAUSE: RIGHTS OF THE CONTRACTOR

Within the framework of this FINANCING AGREEMENT, the CONTRACTOR has the following rights:

9.1.	To receive, use and dispose of the FUNDING AWARDED, according to the FINAL SCHEDULE OF ACTIVITIES and conditions provided in the FINANCING AGREEMENT.

9.2.	To propose to FITEL the replacement of BENEFICIARY LOCALITIES and/or Mandatory Paid Institutions, according Exhibit 12 of this contract.

9.3.
It may provide, at its cost, risk and expense, and will not involve additional funding from FITEL, other additional telecommunications services to those agreed in the FINANCING AGREEMENT, provided they do not degrade the quality and continuity under the AWARDED PROJECT, communicating conditions to provide these additional services. These services will be provided prior authorization of FITEL within a period not exceeding thirty (30) working days from the day of filing.

Under this assumption the CONTRACTOR is free to use the infrastructure and services in order to provide them in different locations than those agreed, provided that the installation, operation and maintenance thereof is paid by, cost and risk of the CONTRACTOR, and without additional funding from FITEL, without degrading the quality and continuity of services provided in the TECHNICAL SPECIFICATIONS.

In the case referred to in the preceding paragraph, these locations will not be considered to fulfill the obligations under the FINANCING AGREEMENT.

9.4.
To freely select technologies and more efficient network architectures, provided it complies with the requirements of the TECHNICAL SPECIFICATIONS and the whole becomes a coherent network to provide Internet service and intranet access.

9.5.
The CONTRACTOR during the INVESTMENT PERIOD of the ACCESS NETWORK, the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK and the OPERATION PERIOD, has the freedom to make updates to the technologies used, if required in the Technical Proposal, provided that this change equals or improves the quality and continuity of conditions originally established, the CONTRACTOR must be authorized by FITEL to make said change; for which it must comply with the requirements and procedure established in the TECHNICAL SPECIFICATIONS.

If FITEL accepts the proposal of the CONTRACTOR, according to what was stated in the preceding paragraph, the CONTRACTOR must implement the necessary actions so the changes in infrastructure, equipment and other instruments, do not degrade the performance of the services provided in the Technical Proposal. This will require the development of contingency plans which specify the commitments of the CONTRACTOR and the periods of service, recovery and other measures to ensure the continuity and quality of services in accordance with the specified TECHNICAL SPECIFICATIONS. These changes do not entitle the CONTRACTOR to require additional resources to FITEL.

9.6.
Within the first six (06) months of the INVESTMENT PERIOD OF THE ACCESS NETWORK, the CONTRACTOR may request FITEL the modification of model contracts contained in Exhibits No. 5-A and 5-B of the annex 8B of the TERMS AND CONDITIONS.

To this end, the request must be supported and proven to the satisfaction of FITEL, who will perform the corresponding assessment.

9.7.
To provide to MANDATORY PAID INSTITUTIONS for free and without being subject to the regime of penalties established in the FINANCING AGREEMENT, the Internet and Intranet access referred to in this AWARDED PROJECT during the investment period, provided they do not involve the provision of additional funding from FITEL.

9.8.	To request the reduction of guarantees issued, as provided in the FINANCING AGREEMENT.

TENTH CLAUSE: RIGHTS OF FITEL

Within the framework of this FINANCING AGREEMENT, FITEL has the following rights:

10.1.	To enforce the obligations of the CONTRACTOR under the FINANCING AGREEMENT.

10.2.
To require full or partial refund of FUNDING AWARDED, of TRANSPORTATION NETWORK and ACCESS NETWORK ASSETS, as provided in the FINANCING AGREEMENT, when the CONTRACTOR use disbursements differently than the purpose indicated in the FINANCING AGREEMENT.

10.3.	To execute the guarantees given on behalf of FITEL, in case of breach of its obligations under the Financing Agreement.

10.4.	To impose and enforce penalties arising from noncompliance, incompleteness, or delays of commitments from the CONTRACTOR under the FINANCING AGREEMENT.

10.5.	To make visits to the premises, facilities, infrastructure, among others, as it deems necessary to verify the performance of the AGREEMENT.

10.6.	To apply exceptional interpretation of clauses of the FINANCING AGREEMENT by FITEL, considering the special nature of it.

10.7.	To terminate the FINANCING AGREEMENT, when any of the grounds provided for this purpose occurs, if deemed appropriate.

10.8.
To modify, within six (06) months of the INVESTMENT PERIOD OF THE ACCESS NETWORK, the model contracts contained in Exhibits No. 5-A and 5-B of the annex 8-B of the TERMS AND CONDITIONS; provided that such amendments do not involve the CONTRACTOR in additional obligations to those in the FINANCING AGREEMENT, its Exhibits or the TECHNICAL SPECIFICATIONS.

10.9.
To approve contracts formats indicated in the preceding paragraph, taking into account the contributions of the CONTRACTOR, according to the provisions of Paragraph 9.6. of the FINANCING AGREEMENT. FITEL will give a favorable or unfavorable opinion on the changes proposed by the CONTRACTOR According to the corresponding notification.

ELEVENTH CLAUSE: SUBCONTRACTS

11.1.
The AWARDED PROJECT may be executed by subcontractors or other forms of outsourcing, provided that FITEL is informed of the names of individuals and/or companies to perform the work. To this end, the CONTRACTOR upon the signature of the FUNDING AGREEMENT shall submit an affidavit in accordance with Exhibit No. 10 of this contract, assuming responsibility for compliance with the contractual obligations of the subcontractor or other individuals or legal entities with whichit subscribes outsourcing contracts. The aforementioned Affidavit must be filed even if the CONTRACTOR does not perform any subcontract.

11.2.	In any case, the CONTRACTOR remains responsible to FITEL for the efficient and timely implementation of such obligations and may not allege a breach of the subcontractor to excuse its own default.

11.3.	The CONTRACTOR may not subcontract, individuals or legal entities for the execution of the entire AWARDED PROJECT

By this FINANCING AGREEMENT is assigned to THE CONTRACTOR GILAT NETWORKS PERU S.A.as non-reimbursable funding, the amount of NINETY SEVEN MILLION TWO HUNDRED SEVENTY THREE THOUSAND ONE HUNDRED SEVENTY FIVE US Dollars (US$ 97´273,175.00) financed with FITEL resources. The AWARDED FUNDING is a lump sum for all items, which will be used exclusively for the purposes stated in the purpose of the FINANCING AGREEMENT, which is distributed as follows:

i.	The amount of SIXTY SEVEN MILLION TWO HUNDRED SIXTY SIX THOUSAND TWENTY SEVEN US Dollars (US$ 67´266,027.00) for the installation and operation of the ACCESS NETWORK.
ii.	The amount of :THIRTY MILLION SEVEN THOUSAND ONE HUNDRED FOURTY EIGTH US Dollars (US$ 30´007,148.00),

THIRTEENTH CLAUSE: EXPANSION OF AWARDED PROJECT FOR THE ACCESS AND TRANSPORTATION NETWORK

13.1.	CONDITIONS OF EXPANSION OF THE AWARDED PROJECT COMMON TO BOTH NETWORKS

13.1.1.	The EXPANSION OF THE AWARDED PROJECT will be formalized through the signing of an addendum to the FINANCING CONTRACT.

13.1.2.
EI CONTRACTOR prior to the signing of the Addendum to FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT, will deliver an Enlargement Activity Schedule, it will be part of the Addendum to FINANCING AGREEMENT.

13.1.3.
The deadline to complete the installation in new BENEFICIARY LOCATIONS shall be six (6) months from the signing of the Addendum to FINANCING AGREEMENT that approves the EXPANSION OF THE AWARDED PROJECT

13.2.	FOR THE ACCESS NETWORK

13.2.1.	The CONTRACTOR may solicit FITEL the EXPANSION OF THE AWARDED PROJECT for the ACCESS NETWORK under the terms indicated in this FINANCING AGREEMENT.

13.2.2.	THE AWARDED PROJECT may be expanded during the INVESTMENT PERIOD of THE ACCESS NETWORK and cannot be higher than twenty percent (20%) of the amount of THE ACCESS NETWORK FINANCING.

13.2.3.
The new beneficiary localities to be selected must belong to new district capitals within the area of influence of the AWARDED PROJECT, which will be included as Annex to the Addendum of the FINANCING AGREEMENT which approves the EXPANSION of the AWARDED PROJECT.

13.2.4.
The CONTRACTOR must comply upon the approval of FITEL with every one of the terms it previously approved for the subscription of the Addendum to the FINANCING AGREEMENT reason why the EXPANSION of the AWARDED PROJECT is approved. FITEL reserves the right to modify the general and economic conditions of the new Non-reimbursable financing

13.3.	FOR THE TRANSPORTATION NETWORK

13.3.1.
The CONTRACTOR may, within six (06) months of the INVESTMENT PERIOD of the TRANSPORTATION NETWORK request FITEL the expansion of the AWARDED PROJECT to new district capitals. Such extension shall not exceed twenty percent (20%) of the amount of FUNDING AWARDED

13.3.2.
The new beneficiary localities to be selected must belong to new district capitals within the area of influence of the AWARDED PROJECT, which will be included as Annex to the Addendum of the FINANCING AGREEMENT which approves the EXPANSION of the AWARDED PROJECT.

13.3.3.	The EXPANSION of the AWARDED PROJECT will be formalized through the signing of an addendum to the FINANCING AGREEMENT, for which it will apply the provisions of this clause.

FOURTEENTH CLAUSE: DISBURSEMENT OF FUNDING AWARDED

FITEL will pay the whole of the FUNDING AWARDED by disbursements to be paid directly to the CONTRACTOR, according to the provisions of this Clause.

14.1.	ACCESS NETWORK:

In advance of 20% of the value of the FINANCING FOR THE ACCESS NETWORK (20%), amounting to THIRTEEN MILLION FOUR HUNDRED FIFTY THREE THOUSAND TWO HUNDRED FIVE US  dollars and FORTY CENTS  (US$ 13´453,205.40) payment which will be made at subscription of the FINANCING CONTRACT.

This advance disbursement is made against delivery of the ADVANCE PAYMENT GUARANTEE for the total amount thereof.

A second disbursement of fifteen percent (15%) of the value of the FUNDING FOR ACCESS NETWORK amounting to TEN MILLION EIGHTY  NINE THOUSAND NINE HUNDRED FOUR  US DOLLARS AND FIVE CENTS (US$ 10´089,904.05) value that shall be paid when THE CONTRACTOR attests the installation of Sixty Percent (60%) of total COMPULSORY PAID INSTITUTIONS.

A third disbursement of fifteen percent (15%) the value of FINANCING ACCESS NETWORK, amounting to TEN MILLION EIGTHTY  NINE THOUSAND NINE HUNDRED FOUR  DOLLARS and  FIVE CENTS (US $.10´089,904.05), value which shall be paid to the signing of INSTALLATION CONFORMITY AND ACCESS NETWORK SUPERVISION REPORT

The amount corresponding to 50% of the value of the ACCESS NETWORK FINANCING will be disbursed during the OPERATION PERIOD in twenty (20) semiannual installments, each amounting to ONE MILLION SIX HUNDRED EIGHTY ONE THOUSAND SIX HUNDRED FIFTY US DOLLARS  AND SIXTY SEVEN CENTS  (US$ 1´681,650.67) which shall be paid upon a favorable INSTALLATION CONFORMITY AND ACCESS NETWORK SUPERVISION REPORT.

14.2.	TRANSPORTATION NETWORK

14.2.1.	Disbursements are made according to the following scheme:

Concept	Time	Payment	Advance	Deliverables
First disbursement	Subscription of agreement	20% FINANCING OF TRANSPORTATION NETWORK	0%	Advance payment guarantee
Second disbursement	Final date of the first advance, described in Paragraph 2.2 of Exhibit 8-A	40% FINANCING OFACCESS NETWORK	Completion of the First Advance	44 Nodes of Distribution ,Connection and core Nodes and 3 Aggregation Nodes
Third disbursement	Date of completion of the INSTALLATION STAGE	40% FINANCING OF TRANSPORTATION NETWORK	Total Delivery of TRANSPORTATION NETWORK and signing of MINUTES OF CONFORMITY OF INSTALLATION AND TESTING SERVICES	44 Nodes of Distribution ,Connection and core Nodes and 3 Aggregation Nodes

Advances and deadlines are indicated in Table No. 1: Schedule of Construction of the TRANSPORTATION NETWORK and DEFINITE TECHNICAL PROPOSAL, indicated in paragraph 2.2 of the TECHNICAL SPECIFICATIONS OF THE TRANSPORTATION NETWORK, Exhibit No. 8-A of the TERMS AND CONDITIONS.

FIFTEENTH CLAUSE: GUARANTEES

15.1.
As a condition for signing the FINANCING AGREEMENT in the CLOSING DATE, the CONTRACTOR shall deliver to the COMMITTEE the ADVANCE PAYMENT GUARANTEE and PERFORMANCE BOND of the FINANCING AGREEMENTwhich must be issued by a LOCAL BANKING BUSINESS OR LOCAL INSURANCE BUSINESS rightfully authorized by the SBS (the banking and retirement fund superintendency) or by an INTERNATIONAL FINANCIAL ENTITY. In the case of a warranty issued by and INTERNATIONAL FINANCIAL ENTITY, it must be confirmed by a LOCAL BANKING BUSINESS according to the Exhibit Nº2 in the TERMS AND CONDITIONS.

15.2.
The ADVANCE PAYMENT GUARANTEE shall be for an amount of NINETEEN MILLION FOUR HUNDRED FIFTY FOUR THOUSAND SIX HUNDRED THIRTY FIVE US Dollars (US$ 19´454,635 .00), equivalent to 100% of the first disbursement, of THE ACCESS NETWORK and THE TRANSPORT NETWORK ensuring the proper use of this disbursement in favor of the CONTRACTOR, pursuant to the provisions of this AGREEMENT. It shall remain valid from the CLOSING DATE until the end of the investment period. The FITEL may provide for the mandatory extension of this guarantee, and the CONTRACTOR must renew it by the time indicated for its effect.

15.3.
THE CONTRACTOR during the INVESTMENT PERIOD of THE ACCESS NETWORK and the INVESTMENT PERIOD of THE TRASNPORT NETWORK may request FITEL a reduction of 50% and 40% of the ADVANCE PAYMENT GUARANTEE. To do this, it must have fulfilled the following conditions:

% Reduction	Progress
50%	Access Network	Transportation Network
	60% of the total of PAID INSTITUTIONS	44 Nodes of Distribution Connection and core 4 Aggregation Nodes
40%	MINUTES OF COMPLIANCE OF FACILITIES AND TESTING OF SERVICES OF THE ACCESSNETWORK	MINUTES OF COMPLIANCE OF FACILITIES AND TESTING OF SERVICES OF THE TRANSPORTATION NETWORK

It is understood as Aggregation, Distribution and Connection Nodes the ones defined in paragraphs 3.2, 3.3 and 3.4 of the TRANSPORT NETWORK TECHNICAL SPECIFICATIONS.

15.4	The ADVANCE PAYMENT GUARANTEE will be returned to the CONTRACTOR, once signed

•	RECORD OF AWARD OF THE TRANSPORTATION NETWORK ASSETS.

15.5
PERFORMANCE BOND of the FINANCING AGREEMENT will be for a total of SIX MILLION SEVEN HUNDRED TWENTY SIX THOUSAND SIX HUNDRED TWO US Dollars AND SEVENTY CENTS  (US$ 6´726,602.70), equivalent to ten percent (10%) of the FINANCING for the ACCESS NETWORK which will ensure the proper and timely performance of each and every one of the obligations of the CONTRACTOR. The performance bond reduction scheme is as follows:

15.5.1.	After signing the TRANSPORTATION NETWORK ASSETS AWARD MINUTEm, it will be substituted for another totaling twenty percent (20%) of the amount of the FINANCING of the ACCESS NETWORK.

15.5.2.
At the beginning of the second year of the PERIOD OF OPERATION and after INSTALLATION CONFORMITY AND ACCESS NETWORK SUPERVISION REPORT is acceptedby FITEL  PERFORMANCE BOND of the FINANCING AGREEMENT will be reduced to ten percent (10%) of the FINANCING of the ACCESS NETWORK.

15.5.3.
At the beginning of the third year of the PERIOD OF OPERATIONS and after INSTALLATION CONFORMITY AND ACCESS NETWORK SUPERVISION REPORT is accepted by FITEL it will be reduced to eight percent (8%) of the FINANCING of the ACCESS NETWORK

15.5.4.
At the beginning of the fourth year of the PERIOD OF OPERATIONS and after INSTALLATION CONFORMITY AND ACCESS NETWORK SUPERVISION REPORT is accepted by FITEL the PERFORMANCE BOND of the FINANCING AGREEMENT will be reduced to eight percent (6%) of the FINANCING of the ACCESS NETWORK and it will remain so until closure of the FINANCING CONTRACT

15.6
The PERFORMANCE BOND of the FINANCING AGREEMENT is issued for and on behalf of the CONTRACTOR in favor of FITEL. The bond must be renewed annually so that remains in effect until the expiration of the FINANCING AGREEMENT, except as noted in Paragraph 4.6. of the FINANCING AGREEMENT.

15.7
In case the CONTRACTOR presents COMMENTS pending from the last MONITORING REPORT issued in the PERIOD OF OPERATION OF THE ACCESS NETWORK, the PERFORMANCE BOND of the FINANCING AGREEMENT will be renewed seven (07) DAYS prior to maturity for a period of (60) DAYS, and so on until all COMMENTS have been clarified.

15.8
The PERFORMANCE BOND of the FINANCING AGREEMENT is secured, unconditional, and irrevocable, without benefit of excussion and of immediate execution upon request of FITEL without judicial demand for payment or performance, a copy of which is included as Exhibit No. 5 of the FINANCING AGREEMENT.

15.9	The PERFORMANCE BOND of the FINANCING AGREEMENT shall be returned no later than five (05) business days after making the final disbursement

SIXTEENTH CLAUSE: ACCESS NETWORK AND TRANSPORTATION NETWORK ASSETS

16.1
The CONTRACTOR agrees to transfer ownership and control of the TRANSPORTATION NETWORK ASSETS on behalf of the MTC with the signing of the MINUTES OF AWARD OF THE TRANSPORTATION NETWORK ASSETS, once the Concession Agreement between the MTC and the concessionaire for the operation for the TRANSPORTATION NETWORK is subscribed.

16.2
The CONTRACTOR recognizes that after the signing of the MINUTES OF AWARD OF TRANSPORTATION NETWORK ASSETS, will also assume the obligation to formalize and perfect by all acts or procedures necessary for the transference of ownership and control referred to in the preceding paragraph in favor of the MTC. This obligation will assumed according to nature of the assets to be transferred and its aptitude to be registered in SUNARP.

16.3
The CONTRACTOR undertakes to carry out the activities necessary to preserve the condition and utility of the ASSETS TRANSPORT NETWORK until the signing of the Concession Agreement between the MTC and the concessionaire for the operation of the TRANSPORTATION NETWORK

16.4
The CONTRACTOR shall be liable for damages or losses caused to the TRANSPORTATION NETWORK ASSETS until the signing of the Concession Agreement between the MTC and the concessionaire for the operation of the TRANSPORTATION NETWORK. Therefore are forced to hire the necessary insurance to comply with the provisions of this paragraph.

16.5	After the signing of MINUTES OF AWARD OF ACCESS NETWORK ASSETS, FITEL shall make the final disbursement of FUNDING AWARDED; as stated in Clause Fourteenth of the FINANCING AGREEMENT.

16.6
Without prejudice to the other obligations arising from the provisions of paragraph 7.34 and other provisions under this FINANCING AGREEMENT, until the transfer of title of the TRANSPORTATION NETWORK ASSETS to the MTC, the CONTRACTOR as provided in the applicable law, in its capacity as holder of such property immediately has an obligation to exercise (for your own expense) the following types of possessory defense for both the case of attempted usurpation of the TRANSPORTATION NETWORK ASSETS, as in the case of activities incompatible with the proper use of them by third parties:

a)
Extrajudicial possessory defense, used to repel the force used against the CONTRACTOR and to regain the good, without time interval, if it were dispossessed, but always refrain from the use of recourses not justified by the circumstances.

b)
Legal possessory defense, the CONTRACTOR must, if it is borne by the TRANSPORTATION NETWORK ASSETS any involvement, dispossession, occupation, usurpation, among others, to communicate MTC and FITEL of those facts and make use of the mechanisms and judicial resources to enable it to hold harmless MTC's right on the TRANSPORTATION NETWORK ASSETS.

16.7	The failure to exercise possessory defenses will result in penalties under Clause eighteen (18) of the FINANCING AGREEMENT.

16.8	The CONTRACTOR must notify FITEL and MTC, immediately and notarial duct, the occurrence of damage to the TRANSPORT NETWORK ASSETS, and the nature and amount thereof.

16.9
The exercise of possessory defenses described above does not hold harmless the CONTRACTOR, which, to a course as described in the preceding paragraphs, shall coordinate immediately with Fitel and MTC the legal actions that the CONTRACTOR must engage in order to hold harmless MTC's right on TRANSPORT NETWORK ASSETS.

16.10
Without prejudice to the provisions in paragraph 7.30 of the FINANCING AGREEMENT, the CONTRACTOR must hold harmless FITEL especially regarding the MTC and against any action or exception of legal, administrative, arbitration or contract, or claim of any nature regarding the ACCESS NETWORK and TRANSPORT NETWORK ASSETS.

16.11
The CONTRACTOR must comply with in respect of the TRANSPORT NETWORK and ACCESS NETWORK ASSETS, to pay taxes, fees and contributions payable, pursuant to APPLICABLE LAWS FINANCING referred to in the FINANCING AGREEMENT, considering between these regulatory provisions as provided in the Consolidated Text of the Municipal Taxation Act, approved by Supreme Decree No. 156-2004-EF or later rule that amends

16.12
The CONTRACTOR ensures the proper transfer of title of the TRANSPORT NETWORK ASSETS in favor of MTC and the ACCESS NETWORK ASSETS in favor of FITEL ; as wll as the operation and functioning of the TRANSPORT NETWORK ASSETS. It also recognizes the domain the MTC has over THE TRANSPORT NETWORK ASSETS and the domain FITEL has over the ACCESS NETWORK ASSETS

SEVENTEENTH CLAUSE: SUPERVISION AND CONTROL MECHANISMS RELATED TO THE AWARDED PROJECT

➢	ACCESS NETWORK

17.1	FITEL is responsible for the supervision and control AWARDED PROJECT during INVESTMENT PERIOD of THE ACCESS NETWORK and OPERATION PERIOD.

17.2	In the INVESTMENT PERIOD of THE ACCESS NETWORK, supervision will mainly include the following:

•	Supervision of the number of BENEFICIARY LOCALITIES and MANDATORY PAID INSTITUTIONS of the AWARDED PROJECT and its proper location;
•	Monitoring the quantity and quality of infrastructure, equipment, materials, management tools, among others, to be applied to the AWARDED PROJECT
•
Supervision and control of the installation of infrastructure, equipment, materials, management tools, among others, which will be used by the AWARDED PROJECT to provide service access to Internet and intranet, in the BENEFICIARY LOCATIONS, INSTITUTIONS, or others who contract the service within the scope of the access network installed by the CONTRACTOR to serve the AWARDED PROJECT;

•	Supervision and control and SPREAD AWARENESS, TRAINING AND DEVELOPMENT OF CONTENTS;
•
Supervision and control of the operation of the Internet access service and intranet access, if any, to be provided with the AWARDED FUNDING according to the FINANCING AGREEMENT, its annexes and the TECHNICAL SPECIFICATIONS, TECHNICAL PROPOSAL, the CIRCULAR and TERMS AND CONDITIONS; and,

•	Supervision of other aspects that Fitel deems necessary to ensure the proper use of the services required

17.3	During the PERIOD OF OPERATION, FITEL will primarily oversee the following:

•
The services provided by the CONTRACTOR with the FUNDING AWARDED, according to the requirements specified in the TECHNICAL SPECIFICATIONS and in the absence thereof, in accordance with the provisions of the legal and regulatory framework applicable.

•	The quality of the provision of other services that are offered using the access network of the AWARDED PROJECT, according to the conditions laid down in the respective addendum.
•	Other that FITEL recommends or orders within the framework of the FINANCING AGREEMENT

➢	TRANSPORTATION NETWORK

17.4	Supervision and control of the installation of infrastructure, equipment, materials, management tools, among others, to be used for the TRANSPORT NETWORK.

17.5
In the TRIAL PERIOD, FITEL will supervise during execution of the TRANSPORT NETWORK operation, solely for the operation of the ACCESS NETWORK. It will also verify the performance of the network and could execute periodical monitoring protocols for this.

17.6	Supervision of the appropriate use of the AWARDED FINANCING.

EIGTHTEENTH CLAUSE: DELAY, FAILURE AND PENALTIES

The application of the penalties provided for in this clause does not relieve the CONTRACTOR of compliance with its obligations under the FINANCING AGREEMENT or APPLICABLE NORMS

➢	ACCESS NETOWRK

18.1	Penalties for failure in the ACCESS NETWORK INVESTMENT PERIOD

18.1.1	The penalties applicable for breaches during the ACCESS NETWORK INVESTMENT PERIOD may be deducted from the corresponding disbursement for this period.

18.1.2	Non-compliance with activities:

18.1.2.1
If the CONTRACTOR breaches with the full installation of a service within the prescribed period, Fitel shall establish a penalty of five-hundredths (0.05) of ITU (Tax unit) per  MANDATORY PAID INSTITUTION set forth in Exhibit No. 01 of this contract, per day behind in the breach, counted from the day the initial installation ended.

18.1.2.2
If the CONTRACTOR breaches or partially meets the awareness and dissemination activities, as indicated in section 4.2.1 of the ACCESS NETWORK TECHNICAL SPECIFICATIONS, FITEL shall apply a penalty of one-tenth (0.1) of ITU for BENEFICIARY where this obligation was not complied with within the time limit set. It is considered that this activity was carried when the minimum percentage of attendees described in TECHNICAL SPECIFICATIONS of THE ACCESS NETWORK except what is indicated in the paragraph 3 of the Exhibit Nº14 of the Appendix 8B of the TERMS AND CONDITIONS related to the accreditation of the minimum of attendees.. The application of this penalty does not relieve the CONTRACTOR compliance with this obligation

18.1.2.3
If the CONTRACTOR does not comply with the installation of the monitoring system within the ACCESS NETWORK INVESTMENT PERIOD, according to what is stated in section 6.6.1.1 of the TECHNICAL SPECIFICATIONS as well as usernames and passwords, etc., or all activities for commissioning of this system is not completed, Fitel shall apply a penalty of five (5) ITU. The application of this penalty does not relieve the CONTRACTOR of the compliance with this obligation.

18.1.2.4
In case of breach of the activities during the INVESTMENT PERIOD due to a fortuitous event or force majeure, not attributable to the CONTRACTOR, it shall send the documentation to FITEL proving this, in maximum one month of the event causing the breach. Furthermore, in order to evaluate the fact, the CONTRACTOR must communicate the occurrence of the event, and propose its estimate of days required for the performance of such activities, within the first fifteen (15) days of the occurrence.

Without this documentation, you cannot prove fortuitous event or force majeure, or facts not attributable to the CONTRACTOR, therefore the deadline is not extended and penalties in accordance with the preceding paragraphs of this Clause FUNDING AGREEMENT shall apply as appropriate.

However, due to reasons of accident, force majeure or not attributable to the CONTRACTOR that prevent the installation of services in the BENEFICIARY LOCATIONS, duly supported by the CONTRACTOR, FITEL will evaluate replacement of these locations, according to Exhibit N°  12 of the FINANCING AGREEMENT.

When the CONTRACTOR installs infrastructure and provides services in locations that do not correspond to the list of PAID INSTITUTIONS listed in Exhibit No. 1, such institutions do not count toward the fulfillment of the obligations under the FINANCING AGREEMENT.

18.1.2.5
In the event that the CONTRACTOR has not hired or has not maintained insurance policies in force on ASSETS and elements of the ACCESS NETWORK as stated in Paragraph 7.21 of the Seventh Clause FUNDING AGREEMENT, FITEL may impose a penalty of five (05) ITU whenever compliance with this obligation has failed.

18.1.2.6
If the CONTRACTOR does not comply with the installation of the server for monitoring within the INVESTMENT PERIOD, according to what is stated in section 6.6.1.2 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, or all activities for commissioning of this are not completed, Fitel shall apply a penalty of five (5) ITU. The application of this penalty does not relieve the CONTRACTED PART to comply with this obligation.

18.1.2.7
If the CONTRACTOR fails to comply with the installation of the amount of help centers for users within the INVESTMENT PERIOD, according to what is stated in paragraph 5.5 of the TECHNICAL SPECIFICATIONS. The delay by the CONTRACTOR, will result in a penalty of five (05) ITU

18.1.3	Penalties for Failure to deliver Information:

18.1.3.1
If the CONTRACTOR fails to comply to submit the formats of the ACCESS NETWORK INSTALLATION MINUTES it will use, according to the period specified in paragraph 6.5.3.3 of the TECHNICAL SPECIFICATIONS, FITEL may impose a penalty of three (03) ITU. The application of this penalty does not relieve THE CONTRACTOR compliance with this obligation.

18.1.3.2
If the CONTRACTOR fails to deliver the ACCESS NETWORK INSTALLATION MINUTES according to the period specified in paragraph 6.5.3.6 of the TECHNICAL SPECIFICATIONS, Fitel may apply a penalty equal to one hundredth (0.01) ITU for each DAY  of delay in the ACCESS NETWORK INSTALLATION MINUTES(station/terminal node or subscriber).

18.1.3.3
If the CONTRACTOR fails to comply with submitting the documentation and information that certifies the execution of activities AWARENESS TRAINING AND DISSEMINATION according to the period specified in Paragraph 5 of Appendix No. 14 of the TECHNICAL SPECIFICATIONS, Fitel will apply a penalty equal to one hundredth (0.01) of ITU per DAY of delay. It is only considered submitted the documentation and information for each LOCATION that has filled all fields, including subscription of faith that carry out this activity, and the list of attendees.

18.1.3.4
If the CONTRACTOR fails to comply with its final proposal to deliver CAPACITY BUILDING within the time limits indicated in Paragraph 4.1.2 of the TECHNICAL SPECIFICATIONS, FITEL shall apply a penalty of three (03) ITU for each of these proposals not filed within that period. The application of this penalty does not relieve the CONTRACTOR to comply with this obligation.

18.1.3.5
The CONTRACTOR shall send to Fitel, within the maximum period prescribed in Paragraph 6.5.5 of the TECHNICAL SPECIFICATIONS, a proposed Testing protocol for Acceptance of Facilities containing the minimum procedures required by Fitel. The delay by THE HIRED in remission of that protocol will result in a penalty of three hundredths (0.03) ITU per DAY of delay.

18.1.3.6
The CONTRACTOR shall send to Fitel, within the maximum period prescribed in Paragraph 2.5.1 of the TECHNICAL SPECIFICATIONS, the FINAL SCHEDULE OF ACTIVITIES, containing the minimum fields required by Fitel. The delay by the CONTRACTOR in referring this schedule will result in a penalty of one hundredth (0.01) of ITU for each day of delay.

18.1.3.7
The CONTRATOR shall send to Fitel, within the maximum period prescribed in Paragraph 5.4.2 of the TECHNICAL SPECIFICATIONS, the detailed proposal for the Maintenance Program. The delay by the CONTRACTOR in remission of the program will result in a penalty of one hundredth (0.01) of ITU for each day of delay.

18.1.3.8
If the CONTRACTOR fails to comply with the submission of information operations and maintenance facilities within the maximum period prescribed in Paragraph 5.6.2 of the TECHNICAL SPECIFICATIONS. The delay by the CONTRACTOR will result in a penalty of five (05) ITU.

18.1.3.9
If the CONTRACTOR fails to comply with the submission of the detailed content of the courses to be issued in training on the technology solution within the maximum period prescribed in Paragraph 2.6.1 of the TECHNICAL SPECIFICATIONS. The delay by the CONTRATED PARTY will result in a penalty of one hundredth (0.01) of ITU for each day of delay.

18.1.3.10
If the CONTRACTOR fails to comply with the referral of disaggregated costing PROPOSED ECONOMIC NETWORK ACCESS, within the maximum period prescribed in Paragraph 2.7.1 of the TECHNICAL SPECIFICATIONS NETWORK ACCESS. The delay by THE HIRED, will result in a penalty of two hundredths (0.02) ITU per DAY of delay.

18.1.3.11
When the CONTRACTOR fails to present to Fitel FIELD STUDIES, within the prescribed period and according to what is stated in paragraph 6.5.2 of the TECHNICAL SPECIFICATIONS, FITEL may apply a penalty of ten (10) UIT.

18.1.3.12
When the ONCTRACTED PARTY fails to present to Fitel the ENGINEERING STUDIES, within the deadline and according to what is stated in paragraph 6.5.2 of the TECHNICAL SPECIFICATIONS, FITEL apply a penalty of ten (10) UIT.

18.1.3.13
When the CONTRACTOR fails to present to FITEL the proposal to implement a tracking subsystem within the deadline and according to what is stated in paragraph 6.6.1 of the TECHNICAL SPECIFICATIONS, FITEL will apply a penalty of five (05) UIT

18.1.3.14
When the CONTRACTOR fails to submit to FITEL the formation of its team, within the prescribed period and according to what is stated in paragraph 6.4 of the TECHNICAL SPECIFICATIONS, FITEL apply a penalty of five (05) UIT.

18.1.3.15
When the CONTRACTOR fails to inform FITEL of a modification in the conformation of its staff, within the prescribed period and according to what is stated in paragraph 6.4 of the TECHNICAL SPECIFICATIONS, FITEL may apply a penalty two (02) UIT.

18.2	Penalties due to non compliance during the OPERATION PERIOD

18.2.1
The penalties applicable due to non compliance during the OPERATION PERIOD may be discounted from the next disbursement that corresponds to deliver to THE CONTRACTOR after the occurrence of the corresponding non compliance or according to the following provisions. In case that the amount of penalties of a semester exceeds the disbursement corresponding to said period, THE CONTRACTOR must cancel said debt to FITEL in a term of fifteen (15) days, counted since the collection notification.

18.2.2	Penalties due to non compliance of the availability of rendered services

18.2.2.1
In case the CONTRACTOR fails to comply with the requirement of minimum availability of the network of 98% annually, indicated in the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK and measured to the POP, the FITEL will impose a penalty of a tenth (0.1) of the UIT for each additional hour of interruption of the network. The availability will be calculated each year, counted since the first day of the OPERATION PERIOD.

18.2.2.2
In case that the availability of services is interrupted in some of the POPs due to Acts of God or Force Majeure or events not attributable to the CONTRACTOR . THE CONTRACTOR will notify to FITEL within the term of thirty (30) days following to the culmination of the month of the event, about the existence of said events, which must be communicated to FITEL through a letter enclosing, through optical storage devices (CD DVD or USB), the detail of the dates and the hours they request to discount, as well as the causes that originated it.

Likewise, THE CONTRACTOR will deliver to FITEL the evidences that demonstrate the Acts of God or Force Majeure or events not attributable to the CONTRACTOR, no later than sixty (60) days following to the submission of the request of exclusion of unavailability of services for the event happened. Without these evidences, it will not be possible to demonstrate the Acts of God and Force Majeure or events not attributable to the CONTRACTOR consequently FITEL shall count the interruptions for the calculus of the availability as applicable.

18.2.3	Penalties due to non compliance of TRAINING

18.2.3.1
In case THE CONTRACTOR fails to comply or partially complies to make the TRAINING according to indications made in Appendix N° 13 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL will impose a penalty of a tenth (0.1) of the UIT for each location where this obligation was not complied, within the term established. We shall consider that this activity is performed when the minimum percentage of attendees is reached. The application of this penalty does not release THE CONTRACTOR of the compliance of this obligation.

18.2.4	Penalties due to failure to submit information by THE CONTRACTOR

18.2.4.1
If the CONTRACTOR fails to deliver the Execution Minutes of TRAINING according to the term foreseen in Section III of Appendix N° 13 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL will apply a penalty equivalent to one hundredth (0.01) of the UIT for each DAY of delay per BENEFICIARY LOCALITY. The minutes will be only considered as submitted per BENEFICIARY LOCALITY those that have all full fields, including the subscription of the person that certifies the performance of this activity, and the list of attendees.

18.2.4.2
THE CONTRACTOR shall send to FITEL, within the maximum term established in Section III of Appendix N° 13 B of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, the final report of the  TRAINING performed. The delay by THE CONTRACTOR in the remission of said report, shall result in a penalty of three hundredths (0.03) of the UIT for each DAY of delay.

18.2.4.3
THE CONTRACTOR shall send to FITEL, within the maximum term established in the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, the monthly reports of the use of access to Internet (total traffic, per locality and per type), monthly report of interruptions, monthly report of quality indicators. The delay by THE CONTRACTOR in the remission of reports, shall result in a penalty of one tenth (0.1) of the UIT per each DAY of delay and per each type of report.

Furthermore, FITEL shall apply a penalty of five (05) UIT for non compliance in the storage of information for the issuance of reports, as well as data that generates them, according to the provisions established in Section 6.6.4 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK.

18.2.4.4
When THE CONTRACTOR does not present to FITEL the conformation of its work team, within the term established and according to indications made in Section 6.4 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL shall apply a penalty of five (05) UIT.

18.2.4.5
When THE CONTRACTOR does not communicate to FITEL the modification of the conformation of its work team, within the term established and according to indications made in Section 6.4 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL shall apply a penalty of two (02) UIT.

18.2.4.6
When THE CONTRACTOR does not send to FITEL the format of the activities for Preventive Maintenance, within the term established and according to indications made in Section II of Appendix N° 17 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL shall apply a penalty of five (05) UIT.

18.2.4.7
When THE CONTRACTOR does not send to FITEL the Schedule of annual Preventive Maintenance, within the term established and according to indications made in Section II of Appendix N° 17 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, FITEL shall apply a penalty of three (03) UIT.

18.2.4.8
If THE CONTRACTOR sends to FITEL, out of the time established in Section 7.17 of the seventh clause of the FINANCING CONTRACT, the disaggregated information of investment costs of the ACCESS NETWORK or if its is inaccurate or false FITEL will impose a penalty of ten (10) UIT.

18.2.4.9
If THE CONTRACTOR sends to FITEL, out of the time established in Section 7.18 of the seventh clause of the FINANCING CONTRACT, the operative cash flow of the AWARDED PROJECT, or if it is inaccurate or false FITEL will impose a penalty of ten (10) UIT.

18.2.5	Penalties for OBJECTIONS

18.2.5.1
FITEL shall make supervisions prior to the performance of disbursements indicated in the Fourteenth Clause of the FINANCING CONTRACT. The supervisions will be made according to the protocols approved by FITEL.

18.2.5.2
FITEL shall apply a penalty of one (01) UIT for each one of the OBJECTIONS indicated as follows, per BENEFICIARY LOCALITY or station/node indicated in the SUPERVISION REPORT OF THE ACCESS NETWORK, with the indication that the application of this penalty does not release THE CONTRACTOR of the compliance of these obligations.

18.2.5.3.	When THE CONTRACTOR fails to comply with the preventive Maintenance Program according to the TECHNICAL PROPOSAL.

18.2.5.4.
If THE CONTRACTOR confines or prevents the personnel appointed by FITEL to make the corresponding visits during the effectiveness of the FINANCING CONTRACT in its tasks of SUPERVISION, FITEL can impose the penalty for each one of the prevented or limited visits. FITEL can discount that value in the immediate disbursement following to the date of the negative or limitation.

18.2.5.5.	If THE CONTRACTOR fails to comply with the installation of the blocking software specified in Section 3.5.4 of the TECHNICAL SPECIFICATIONS OF THE ACCESS NETWORK.

18.2.5.6.
When THE CONTRACTOR fails to comply with the term of 30 DAYS, established in Section 5.2 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, to install the required service, a penalty of one tenth (0.1) of the UIT for each DAY of delay will be applied.

18.2.5.7.	For the non compliance of each one of the indicators established in Appendix N° 11 of the TECHNICAL SPECIFICATIONS of the ACCESS NETWORK, a penalty will be applied according to the following table:

Nº	Indicator	Quality Parameter	Scope	Penalty
1	TIA – Incidence rate of troubleshooting for the service of access to Internet	Less than 10%	All the network	10 UIT x month
2	Latency	Less than 150 msec	Up to CPE	0.05 UIT x month x CPE
3	Packet loss	Less than 2%	To the subscriber	0.05 UIT x month x CPE

4	Up/Down Speed	Higher than 40% of hired speed	Up to CPE	0.05 UIT x mes x CPE

The verification of compliance of the indicators 2, 3 and 4 mentioned in the previous table will be in terms of monthly average value obtained for each one during the hours of peak charge.

18.2.5.8.	The penalties, if any, will be added per indicator, for each one of the months of the supervised semester.

➢	TRANSPORTATION NETWORK

18.3.
The penalties applicable for non compliance ofTHE TRANSPORT NETWORK will be discounted from the next disbursement that corresponds to deliver to THE CONTRACTOR after the occurrence of the corresponding non compliance or according to indications made in the following provisions. In case that the amount of the penalties exceeds the disbursement corresponding to said period, THE CONTRACTOR must cancel said debt to FITEL in a term of fifteen (15) DAYS, counted since the collection notification.

18.4.	Failure Activities:

18.4.1
When THE CONTRACTOR fails to comply with the term established in Section 2.2 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, to culminate the first advance or total delivery of the TRANSPORTATION NETWORK, a penalty of five (05) UIT for each DAY of delay will be applied.

18.4.2
In case that THE CONTRACTOR has not contracted or has not kept in force the insurance policies on the assets and elements that conform the TRANSPORTATION NETWORK according to Section 7.21 of the Seventh Clause of the FINANCING CONTRACT, FITEL will impose a penalty of five (05) UIT each time this obligation has not been complied.

18.4.3
In case THE CONTRACTOR fails to comply with the installation of the server for monitoring within the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK, according to Section 15.10.2 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, or all the activities for the commissioning of it have not concluded, FITEL will impose a penalty of five (5) UIT. The application of this penalty does not release THE CONTRACTOR of the compliance of this obligation.

18.4.4
In case THE CONTRACTOR fails to comply with the installation of the monitoring system within the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK, according to Section 15.10.1 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, and users and keys, among others, or all the activities for the commissioning of this system are not concluded, FITEL will impose a penalty of five (5) UIT. The application of this penalty does not release THE CONTRACTOR of the compliance of this obligation.

18.4.5
In case of non compliance of the activities to perform during the INVESTMENT PERIOD OF THE TRANSPORTATION NETWORK is due to a supposed Act of God or force majeure, or facts attributable to THE CONTRACTOR, it must send to FITEL the documentation that demonstrates it, within the following month of the event of non compliance. Furthermore, in order to assess the fact, THE CONTRACTOR must communicate the occurrence of the event, and propose the estimated days required for the compliance of said activities, within the first fifteen (15) days of the occurrence of the event.

Without said documentation, it will be impossible to demonstrate the Act of God and force majeure, or facts not attributable to THE CONTRACTOR, consequently the term will not be extended and the penalties will be applied according to the preceding sections of this Clause of the FINANCING CONTRACT, as applicable.

18.5	Penalties due to the Failure of Information delivery:

18.5.1
When THE CONTRACTOR fails to comply with the term established in Section 2.1 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, to submit the GENERAL TECHNICAL PROPOSAL, a penalty of one (01) UIT per each DAY of delay will be applied.

18.5.2
When THE CONTRACTOR fails to comply with the term established in Section 2.2 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, to submit each DEFINITIVE TECHNICAL PROPOSAL, a penalty of one (01) UIT per each DAY of delay will be applied.

18.5.3
If THE CONTRACTOR fails to comply with the remission of the disaggregated costing of the ECONOMIC PROPOSAL of the TRANSPORTATION NETWORK,  within the maximum term established in Section 2.6 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK. The delay by THE CONTRACTOR, will result in a penalty of one 1  UIT per each DAY of delay.

18.5.4
When THE CONTRACTOR fails to comply with the term established in Section 10.4 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, to submit recommendations and the requested protocols, a penalty of one hundredth (0.01) of the UIT per each DAY of delay will be applied.

18.5.5
When THE CONTRACTOR fails to comply with the term established in Section 14.1 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, to submit the TECHNICAL FILE, a penalty of one 1 UIT per each DAY of delay will be applied.

18.5.6
When THE CONTRACTOR does not present to FITEL the conformation of its work team, within the term established  and according to Section 15.1 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, FITEL shall apply a penalty of 1 UIT.

18.5.7
When THE CONTRACTOR does not communicate to FITEL the modification of the conformation of its work team, within the term established and according to Section 15.1 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, FITEL shall apply a penalty of one (01) UIT.

18.5.8
If THE CONTRACTOR fails to deliver the INSTALLATION MINUTES OF THE TRANSPORTATION NETWORK according to the term foreseen in Section 15.9.6 of the TECHNICAL SPECIFICATIONS of the TRANSPORTATION NETWORK, FITEL shall apply a penalty equivalent to one hundredth (0.01) of the UIT per each DAY of delay for the INSTALLATION MINUTES OF THE TRANSPORTATION NETWORK.

18.5.9
If THE CONTRACTOR sends to FITEL, out of the time established in the FINANCING CONTRACT, the disaggregated information of investment costs of the TRANSPORTATION NETWORK or if it is inaccurate or false, FITEL will impose a penalty of ten (10) UIT.

➢	COMPETENCE FACTORS

18.6
In the case that THE CONTRACTOR has submitted as part of its TECHNICAL PROPOSAL, the installation of infrastructure to provide the services of the AWARDED PROJECT, in an additional amount of BENEFICIARY LOCALITIES, FITEL will impose a penalty of fifteen (15) UIT if THE CONTRACTOR fails to comply with the complete installation of any service of the AWARDED PROJECT within the term established. This penalty will not be applied if THE CONTRACTOR did not included said factor in the TECHNICAL PROPOSAL.

18.7
In case that THE CONTRACTOR has submitted,  the delivery of tablets as referred to in the paragraph 9.1.1 of the TERMS ANS CONDITIONS as part of its TECHNICAL OFFER and fails to deliver the total number of items, FITEL will impose a penalty of fifteen (15) UIT per year of failure of delivery of the total amount of tablets.. This penalty will not be applied if THE CONTRACTOR did not include said factor.

18.8	Penalties for not keeping the GUARANTEES in force

If THE CONTRACTOR does not keep in force any of the GUARANTEES OF THE AWARDED PROJECT, FITEL will apply it a penalty according to the following formula:

(Guarantee Value) x (number of Days in which the GUARANTEE is not in force)
Penalty =	-------------------------------------------------------------------------------- UIT

18.9	Independence of penalties from administrative sanctions

The penalties foreseen in this FINANCING CONTRACT and its annexes, have different nature from the administrative sanctions that OSIPTEL, FITEL or any other public organism impose in the exercise of their powers.

18.10	Procedure of payment of penalties

18.10.1
The penalties may be discounted from disbursements indicated in the fourteenth Clause of the FINANCING CONTRACT. The payment of penalties does not imply a waiver of the right of FITEL to claim the compensation for damages, if any, neither its right to terminate the FINANCING CONTRACT, according to Section 19.2. of the nineteenth Clause of the FINANCING CONTRACT.

18.10.2
When there are penalties that are not covered by a pending disbursement of payment, or when there is no disbursement from which said penalties may be discounted, or in case that in the last four months of the OPERATION PERIOD there is any amount of penalties to collect by FITEL; THE CONTRACTOR must cancel the difference directly to FITEL in a term of fifteen (15) DAYS, counted since the notification of collection. In case of non compliance of said payment, we shall proceed to execute the GUARANTEE OF PERFORMANCE BOND GUARANTEE OF THE FINANCING CONTRACT for the Collection of the owed amount.

18.10.3	THE CONTRACTOR shall pay the penalties in NUEVOS SOLES.

NINETEENTH CLAUSE: CONCLUSION AND TERMINATION OF THE FINANCING CONTRACT

THE FINANCING CONTRACT may be declared as terminated due to the occurrence of some of the following grounds:

19.1	For expiration of the term of the FINANCING CONTRACT.

THE FINANCING CONTRACT will terminate, once the term referred in the Sixth Clause has expired and after the last disbursement at the CLOSURE OF THE FINANCING CONTRACT.

19.2	Termination by FITEL

19.2.1	FITEL may terminate THE FINANCING CONTRACT of full right by some of the following grounds:

a)
When THE CONTRACTOR is declared in a situation of bankruptcy before the Commission of Insolvency Proceedings of the National Institute of Defense of Competence and Intellectual Property– INDECOPI or the person acting as such.

b)	Due to the lack of renewal of guarantees indicated in the Tenth Clause of the FINANCING CONTRACT.
c)
Due to the unjustified non compliance of the DEFINITIVE SCHEDULE OF ACTIVITIES OF THE ACCESS NETWORK OR THE DEFINITIVE SCHEDULE OF ACTIVITIES OF THE TRANSPORT NETWORK; provided said non compliance assessed by FITEL, results in a non compliance of the activities within the INVESTMENT PERIOD of THE ACCESS NETWORK or within the INVESTMENT PERIOD of THE TRANSPORT NETWORK referred in the TECHNICAL SPECIFICATIONS.

d)	For unjustified non compliance of the TECHNICAL SPECIFICATIONS and, in general, of the obligations agreed in the FINANCING CONTRACT.
e)
For abandonment in rendering the service of access to Internet or, if applicable, of the access to Intranet, in some of the BENEFICIARY LOCALITIES or any of the MANDATORY PAID INSTITUTIONS for causes attributable to THE CONTRACTOR.

f)
When there are deviations in the use of the AWARDED FINANCING, or is given a different destiny for which it was granted; without prejudice of the agreement made in the paragraph 10.2 of the Tenth Clause of the FINANCING CONTRACT.

g)	For unjustified non compliance of the TECHNICAL PROPOSAL, except modifications established between the PARTIES.
h)
When FITEL had knowledge that the company that leadered the CONSORTIUM did not had a minimum total participation of twenty five per cent (25%) in the legal person incorporated as THE CONTRACTOR, before three (03) years, counted since the CLOSING DATE.

i)
For loss of the Concession of Public Telecommunications Service or loss of the registration in the registry of services of added value to provide the Public Telecommunication Services established in the TECHNICAL SPECIFICATIONS.

j)
When the amount of penalties referred to the INVESTMENT PERIOD of THE ACCESS NETWORK or the INVESTMENT PERIOD of THE TRANSPORT NETWORK have exceeded the amount in force of the amount of the ADVANCE GUARANTEE and the PERFORMANCE BOND GUARANTEE of THE FINANCING CONTRACT, .

k)	For inaccuracy or falsehood of the AFFIDAVITS submitted by THE CONTRACTOR in the BID, as BIDDER.
l)	For non compliance of the obligations of CLOSURE OF THE FINANCING CONTRACT.
m)	For reasons of convenience, importance or interest of the Peruvian Government, without being necessary the expression of cause in this case.
n)
For refusing to transfer the ownership and title in favor of the MTC or of FITEL the ASSETS OF THE TRANSPORTATION NETWORK or of the ACCESS NETWORK respectively. This ground includes the negative to make the acts necessary to formalize or improve said transfers.

o)
Refuse to provide all the facilities to the MTC, to FITEL and to the concessionaire of the operation of the TRANSPORTATION NETWORK that these require with the purpose to facilitate the bid and commissioning of said component of the AWARDED PROJECT.

19.2.2
In the cases of termination of the FINANCING CONTRACT indicated in the preceding Section, with exception of the provisions made in literal n), FITEL will be empowered to: (i) execute the PERFORMANCE BOND GUARANTEE OF THE FINANCING CONTRACT referred in the Fourteenth  Clause; and, (ii) require THE CONTRACTOR a compensation for damages caused due to its non compliance.

19.2.3
In case that THE CONTRACTOR has not acquired the ASSETS OF THE ACCESS NETWORK or ASSETS OF THE TRANSPORTATION NETWORK; and the FINANCING CONTRACT is terminated during the INVESTMENT PERIOD by virtue of literals a) until o) of the preceding Section 19.2.1., with exception of literals e),) and m), THE CONTRACTOR shall return to FITEL the integrity of the AWARDED FINANCING disbursed until that time or, the guarantees will be executed.

19.2.4
In case that THE CONTRACTOR has acquired the ASSETS OF THE ACCESS NETWORK or ASSETS OF THE TRANSPORTATION NETWORK without proceeding to its installation and the FINANCING CONTRACT is terminated during the INVESTMENT PERIOD by virtue of literals a) until o) of the preceding Section 19.2.1., with exception of literals e), and m), the PARTIES shall subscribe the corresponding award minutes and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT and will return the non executed part of the disbursement of the AWARDED FINANCING or, the guarantees will be executed.

Exceptionally, and provided THE CONTRACTOR has conclusively proven to have use the totality of the disbursement of the AWARDED FINANCING in the acquisition of the ASSETS OF THE ACCESS NETWORK or the ASSETS OF THE TRANSPORTATION NETWORK, the PARTIES shall subscribe the corresponding award minutes.

19.2.5
In case that THE CONTRACTOR has acquired the ASSETS OF THE ACCESS NETWORK or the ASSETS OF THE TRANSPORTATION NETWORK, and it has been installed and the FINANCING CONTRACT is terminated by virtue of paragraphs from a) to the literal o) of the preceding Section 19.2.1., as appropriate, the PARTIES shall subscribe the corresponding award minutes and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT.

19.2.6
In the case that THE CONTRACTOR  has acquired and made the installation of the ASSETS OF THE ACCESS NETWORK or the ASSETS OF THE TRANSPORTATION NETWORK and the FINANCING CONTRACT is terminated by virtue of literal m) of Section 19.2.1., the PARTIES will subscribe the corresponding award minutes and THE CONTRACTOR will endorse in favor of FITEL the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT and THE CONTRACTOR will keep the amount of the AWARDED FINANCING received in the part equivalent to the supply value.

Likewise, in the case that THE CONTRACTOR has acquired but has not made the installation of the ASSETS OF THE ACCESS NETWORK or the ASSETS OF THE TRANSPORTATION NETWORK and/or FITEL has not delivered more than one disbursement, and the FINANCING CONTRACT is terminated by virtue of literal m) of the preceding Section 19.2.1., the PARTIES shall subscribe the corresponding award minutes, and the obligation of THE CONTRACTOR is to make in favor of FITEL the endorsement of the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT without FITEL can make other disbursements of the AWARDED FINANCING. In this assumption FITEL may decide to require the installation of the ASSETS OF THE ACCESS NETWORK and the TRANSPORTATION NETWORK.

19.2.7
In all the assumptions of termination by FITEL in which the corresponding award minutes is subscribed and the endorsement of the policies is made on the ASSETS OF THE ACCESS NETWORK and of the TRANSPORTATION NETWORK, it shall not be included neither in the minutes subscription neither in the endorsement in favor of FITEL of the policy those equipment and/or preexisting installations at the enactment of the FINANCING CONTRACT, that are used to provide the proposed services in the AWARDED PROJECT.

The equipment and/or installations made by THE CONTRACTOR to provide services that are not required within the framework of the AWARDED PROJECT, are the ownership of THE CONTRACTOR.

19.3	Termination by THE CONTRACTOR

19.3.1	THE CONTRACTOR may terminate the FINANCING CONTRACT of full right, by the following grounds:

a)
Lack of some disbursement by FITEL, provided THE CONTRACTOR has complied with all the obligations indicated in the Seventh Clause of the FINANCING CONTRACT and THE CONTRACTOR has corrected all the OBJECTIONS of the SUPERVISION REPORT; or,

b)	Non justified negative of FITEL to receive the INSTALLATION for a term greater than one hundred and twenty (120) DAYS; or,

c)	Before the delay of FITEL in the disbursement of a quota for more than one hundred and twenty (120) DAYS, for reasons not attributable to THE CONTRACTOR.

19.3.2
In such cases, THE CONTRACTOR will preserve the ownership of the ASSETS OF THE ACCESS NETWORK and of the  TRANSPORTATION NETWORK and the disbursements effectively executed, prior reconciliation of balances; likewise, will endorse in favor of FITEL the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT; and, FITEL will be obliged to return the PERFORMANCE BOND GUARANTEE OF THE FINANCING CONTRACT.

Likewise, having given any of the three cases indicated in the preceding Section, THE CONTRACTOR is obliged to continue providing the service according to the term and conditions indicated in its Concession Contract.

19.4	Termination by Mutual Agreement

The FINANCING CONTACT may terminate by mutual agreement, in which case, the ownership of the assets acquired with the AWARDED FINANCING will be transferred to FITEL and THE ASSETS OF THE TRANSPORTATION NETWORK will be transferred in favor of the MTC, remaining the same under the custody of FITEL until through a new bid, they are awarded. Likewise, in favor of FITEL will be the endorsement of the insurance policies referred in Section 7.21 of the Seventh Clause of the FINANCING CONTRACT.

Under this assumption, the PARTIES will perform the reconciliation of balances, if applicable.

In said assumption of termination, FITEL shall return the corresponding guarantee; likewise, the PARTIES declare that the payment for damages will not be claimed.

TWENTIETH CLAUSE: PROCEDURE FOR THE TERMINATION OF THE FINANCING CONTRACT

20.1
Prior to the termination of the FINANCING CONTRACT, the affected PARTY by the non compliance will send to the PARTY that has failed to comply, a notarial letter communicating the non compliance and terminating it of full right.

20.2
Regarding the assumptions foreseen in the nineteenth Clause of the FINANCING CONTRACT, FITEL may require to THE CONTRACTOR, to satisfy the provision subject matter of non compliance in a maximum term of fifteen (15) DAYS, and may establish higher terms attending exceptional circumstances upon determination of FITEL under penalty of terminating the FINANCING CONTRACT of full right according to the provisions set forth in Article 1429º of the Civil Code.

20.3
According to the provisions of Sections 3.20 and 3.21 of the third clause and Section 4.6. of fourth clause of the FINANCING CONTRACT in all cases of termination that are produced once the OPERATION PERIOD has begun and only in the case that FITEL requests it, THE CONTRACTOR must continue with the operation and maintenance for the term required by FITEL, which shall not exceed from eight (08) months, counted since the termination communication of the FINANCING CONTRACT, in order to guarantee the continuity of the Public Telecommunications Services. During said term, FITEL will continue delivering the corresponding financing for the proportional number of DAYS elapsed.

20.4
The indication made in the preceding section will be also of application for the assumption foreseen in literal a) of the paragraph 19.2.1 of the nineteenth Clause of the FINANCING CONTRACT, in which case, a temporary administration will be conformed of the AWARDED PROJECT composed by representatives of  FITEL and will represent it before the Meeting of Creditors with the purpose to secure that THE CONTRACTOR continues with the provision of services established in this contract.

During said term FITEL, and provided that the Meeting of Creditors agrees it, may continue delivering the corresponding financing for the proportional number of DAYS elapsed to the administration or liquidating entity appointed by the Meeting of Creditors according to Law N° 27809, General Law of the Bankruptcy System.

20.5	In all cases of termination of the FINANCING CONTRACT, a reconciliation of balances will be made until the termination date.

TWENTY-FIRST CLAUSE: CLOSURE OF THE FINANCING CONTRACT

21.1
Is the stage of execution of the FINANCING CONTRACT that will be made within the last semester of the OPERATION PERIOD and that will culminate with the conclusion of the FINANCING CONTRACT by the compliance of its obligations.

21.2	For the CLOSURE OF THE FINANCING CONTRACT, the PARTIES shall perform the following activities:

i.	THE CONTRACTOR shall correct the OBJECTIONS formulated by FITEL, in a maximum term of sixty (60) DAYS since its notification.
ii.
Once the OBJECTIONS are corrected by THE CONTRACTOR, previously verified by FITEL, THE PARTIES within a maximum term of fifteen (15) DAYS, will reconcile the calculus and payment of penalties incurred by THE CONTRACTOR; and the financial liquidation of disbursements and payments to which the PARTIES are obliged.

iii.	Once the information referred in the preceding literal ii) is reconciled, THE PARTIES, shall subscribe the agreement referred in Section 21.3. of this clause.

21.3
The CLOSURE OF THE FINANCING CONTRACT will be formalized through the subscription of the corresponding agreement, in which the PARTIES declare that there are no outstanding obligations to comply and that the financial liquidation has been satisfactorily made.

21.4
On the ten (10) DAYS counted since the subscription of the agreement of the CLOSURE OF THE FINANCING CONTRACT, the last disbursement will be made and, later, in a maximum term of five (05) BUSINESS DAYS the corresponding guarantees will be returned.

21.5
In case of non compliance of the obligations for the CLOSURE OF THE CONTRACT, FITEL shall require to THE CONTRACTOR its compliance in a term no later than 15 DAYS, under penalty to terminate the FINANCING CONTRACT of full right, consequently it will forfeit the last disbursement and shall proceed to the execution of the PERFORMANCE BOND GUARANTEE OF THE FINANCING CONTRACT

TWENTY SECOND CLAUSE: DISPUTE RESOLUTION

22.1.
If there are controversies of any nature between THE CONTRACTOR and FITEL related or resulting from this FINANCING CONTRACT, that may not be settled by common agreement by both parties or if there is no mechanism of solution foreseen by this document, they will be decided by an arbitral tribunal in a legal arbitration.

22.2	The arbitration will be carried out by an Arbitral Tribunal composed by three (03) members.

22.3
The arbitration will be carried out according to the rules established in the Regulation of Arbitration of the Chamber of Commerce of Lima or in the Regulation of Arbitration of the Bar Association of Lima, of the AMCHAM or other chosen by FITEL or THE CONTRACTOR, according to the demand that comes from any of these parties.

22.4	The Arbitral Tribunal will be composed as follows:

•	Each one of the PARTIES will appoint one arbitrator and they by common agreement, shall appoint a third arbitrator, who will chair the Arbitral Tribunal.
•
In case one of the PARTIES does not appoint its arbitrator within a term of ten (10) DAYS counted since the date in which one of them declares to the other in written its will to submit to this clause, the arbitrator who has not been appointed, will be appointed by the institution that is in charge of the Management of the arbitration process.

•
In case the PARTIES do not appoint the third arbitrator within a term of sixty (60) DAYS counted since the appointment of the second arbitrator, the third arbitrator will be appointed by the institution that is in charge of the management of the arbitration process.

22.5
The Arbitral Tribunal shall have a term of ninety (90) BUSINESS DAYS since its installation to issue the corresponding arbitration award, which will be final. Likewise, the Tribunal may be in charge of accurately determining the controversy, and to grant an extension if necessary to issue the award.

22.6	The place of the arbitration will be the city of Lima. The language to be used in the arbitration process will be Spanish.

22.7	The Arbitral Tribunal, when issuing the arbitration award, shall determine the form in which the parties must assume the expenses and costs of the arbitration.

22.8
In case that any of the PARTIES decides to file an action for annulment against the arbitration award before the Judiciary, it must previously constitute in favor of the party or the opposite parties a Letter of Guarantee granted by a first category bank with headquarters in Lima, equivalent to US$ 100,000.00 (One hundred thousand and 00/100 DOLLARS OF THE UNITED STATES OF AMERICA), which will be Joint and several, irrevocable, unconditional and automatically enforceable in case said resource, in final judgment, were not declared well founded. Said Letter of Guarantee must be in force during the process and will be delivered in custody to a notary of the city of Lima.

22.9
THE FINANCING CONTRACT is subscribed according to the legal regulations of the Republic of Peru, reason by which any controversy resulting from its performance, interpretation, execution, validity and effectiveness will be governed by these legal regulations.

The Public Telecommunications Services and the access to Internet provided by THE CONTRACTOR will be supplementary governed by the regulations in force in the country, including the regulations of continuity and quality of services, as well as the tax regime applicable to taxpayers of all the national territory and to the taxpayers of the municipalities or local governments of the country in everything not regulated in the FINANCING CONTRACT.

TWENTY THIRD CLAUSE : ASSIGNMENT OF THE FINANCING CONTRACT

23.1	THE CONTRACTOR may assign the FINANCING CONTRACT, and transfer or subrogate, totally or partially, the obligations under its charge, prior favorable opinion of FITEL.

The approval of FITEL shall depend, among others, of aspects related to the financial situation of the benefitted company with the assignment of contractual position, transfer or total or partial subrogation of rights or obligations derived from the FINANCING CONTRACT.

23.2	THE CONTRACTOR is obliged to deliver to FITEL the information it may require, for purposes of the assignment and/or transfer of the FINANCING CONTRACT.

23.3	In case FITEL approves the assignment, transfer or indicated subrogation, an addendum must be subscribed to the FINANCING CONTRACT.

23.4	The new contractor, must comply with the same requirements established in the TERMS and the matters that correspond to the FINANCING CONTRACT.

TWENTY FORTH CLAUSE: OTHER PROVISIONS

24.1	Integrant Parts of the Contract

The FINANCING CONTRACT includes its annexes. In the case that there is a contradiction between the Clauses and Annexes, the clauses shall prevail.  Likewise, in case of discrepancy between the documents that conform it, the order of priority will be the following:

a)	The FINANCING CONTRACT.
b)	The TECHNICAL PROPOSAL.
c)	The CIRCULARS.
d)	The TECHNICAL SPECIFICATIONS.
e)	The TERMS.

The FINANCING CONTRACT may be elevated to the status of a notarized public document upon the decision of any of the PARTIES. In any case, THE CONTRACTOR shall bear the corresponding costs.

24.2	Waiver of Rights

The waiver of any of the PARTIES to one or more rights that correspond according to the FINANCING CONTRACT will only have effect if made in written and with duly notification to the other PARTY. If at any time one of the PARTIES waives or does not exercise a specific right indicated in the FINANCING CONTRACT, such conduct may not be considered by the other PARTY as a permanent waiver to enforce the same right or any other that corresponds according to the FINANCING CONTRACT.

In compliance of the aforementioned, and in exercise of the power of THE CONTRACTOR, it irrevocably and unconditionally waives to any diplomatic claim with relation to the FINANCING CONTRACT.

24.3	Modification of the Contract

The PARTIES agree to be available to introduce modifications to the FINANCING CONTRACT and its composing parts, by common agreement, when they deem as convenient. Any modification or amendment, total or partial, of the FINANCING CONTRACT and its composing parts will only have validity if is in written in the corresponding addendum and it is subscribed by the legal representative or a representative duly authorized of each one of the PARTIES.

24.4	Revocation of Contract

The parties expressly recognize that in the assumption that any of the clauses of the FINANCING CONTRACT lacks of the vice of nullity, said situation shall not determine the revocation of the FINANCING CONTRACT but only of the clause that is null, in which case the FINANCING CONTRACT will keep its full validity and enforceability. However, if the null clause affects the FINANCING CONTRACT, the parties may request to declare the revocation of it.

Similarly, if within a same clause of the FINANCING CONTRACT, any of the numerals of said clause lacks of the vice of nullity, said situation shall not determine the nullity of all the clause if said numeral could be removed without affecting the unit of the corresponding clause.

24.5	Intellectual Property

THE CONTRACTOR and FITEL exercise in equal conditions the intellectual property of the reports, and, in general, any document that THE CONTRACTOR prepares in compliance of the FINANCING CONTRACT, and any of the PARTIES exercise its right in their own benefit or of third parties.

THE CONTRACTOR may request to FITEL, the declaratory of confidentiality of the information, according to the provisions set forth in the applicable regulation.

TWENTY FIFTH CLAUSE: NOTIFICATIONS

25.1
All the notifications and communications related to the FINANCING CONTRACT, unless another mechanism or formality is expressly stated, will be made in written, and will be sent from and to the addresses, fax numbers and e-mails indicated in Section 25.3. of this clause, with the corresponding effects established in the same section.

25.2
Any of the PARTIES may modify the addresses, fax numbers and e-mails, prior communication in written to the other PARTY, sent in the form indicated in Section 25.4. of this clause, with the corresponding effects established in the same section.

25.3
All the notifications under the FINANCING CONTRACT will be delivered with acknowledgment of receipt, or with any other mechanism that credits the date of delivery of the notification, and will be effective on the date indicated in the corresponding acknowledgment of receipt.

For purposes foreseen in this clause, the parties indicate as their addresses and fax numbers the following:

FITEL

Attention: Technical Secretariat of FITEL
Address: Jr. Zorritos 1203, Lima 1.
Fax №: 615-7815
E-mail: fitel@mintc.gob.pe

CONTRACTOR:

Attention: Mr. Arieh Gad Rohrstock and Miss. Yveth Fiorella Romero Guia
               Address: Av. Carlos Villarán No. 140, Floor No 12 from building “A” Interbank, district “La Victoria”, Lima
Fax №: 266-0933
E-mail: yromero@gilatla.com and legalperu@gilatla.com

25.4
Any change of data of FITEL or of THE CONTRACTOR must be made through written communication sent to the other PARTY by notary and have effect since the following day of the date indicated in the corresponding acknowledgment of receipt.

The parties sign, in three copies, in agreement, in the city of Lima, on May 27th, 2015

FITEL	THE CONTRACTOR

ANNEXES

ANNEX Nº 1	:	BENEFICIARY LOCALITIES AND MANDATORY PAID INSTITUTIONS
ANNEX Nº 2	:	TECHNICAL PROPOSAL
ANNEX Nº 3	:	DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE CONTRACTOR
ANNEX Nº 4	:	ECONOMIC PROPOSAL

ANNEX Nº 6	:	ADVANCE GUARANTEE AND PERFORMANCE BOND OF THE FINANCING CONTRACT
ANNEX Nº 7	:	TECHNICAL SPECIFICATIONS
ANNEX Nº 8	:	TERMS THAT GOVERN THE BID
ANNEX Nº 9	:	CIRCULARS
ANNEX Nº 10	:	AFFIDAVIT OF RESPONSIBILITY
ANNEX N° 11	:	PROCEDURE OF CALCULUS FOR AVAILABILITY
ANNEX N° 12	:	FORMAT OF INVESTMENT COSTS OF THE ACCESS AND TRANSPORTATION NETWORK
ANNEX N° 13	:	GUIDELINES FOR THE CHANGE OF MANDATORY PAID INSTITUTIONS

ANNEX Nº 1
BENEFICIARY LOCALITIES AND MANDATORY PAID INSTITUTIONS

ANNEX Nº 2
TECHNICAL PROPOSAL

ANNEX Nº 3
DEFINITIVE SCHEDULE OF THE ACTIVITIES OF THE CONTRACTOR

ANNEX Nº 4
ECONOMIC PROPOSAL

ANNEX Nº 5
ADVANCE PAYMENT GUARANTEE AND

PERFORMANCE BOND OF THE FINANCING CONTRACT

ANNEX Nº 6
TECHNICAL SPECIFICATIONS

ANNEX Nº 7
TERMS THAT GOVERN THE BID

ANNEX Nº 8
CIRCULARS

ANNEX Nº 9
AFFIDAVIT OF RESPONSIBILITY

Reference: Section 11.1 of the Eleventh of the FINANCING CONTRACT

By this document, name or corporate name of the contractor, declare under oath the following:

-	That, will inform to FITEL about the implementation of THE AWARDED PROJECT through the participation of subcontractors or other forms of outsourcing.
-
That, assumes the responsibility of the compliance of the contractual obligations of the subcontractor or of other natural or legal persons with whom he shall subscribe outsourcing contracts for the implementation of the AWARDED PROJECT.

-	That, will not allege breach of subcontractors and of natural or legal persons with whom he shall subscribe outsourcing contracts to evade the obligations assumed in the FINANCING CONTRACT.

Place and date: Lima., ….. …………….  2015

Entity     ………………………………………………..
Name of THE CONTRACTOR

Name      ………………………………………………...
Legal Representative of THE CONTRACTOR

Signature               ........................................................................
Legal Representative of THE CONTRACTOR

ANNEX Nº 10
PROCEDURE OF CALCULUS FOR AVAILABILITY

The availability for the telecommunications services of the AWARDED PROJECT shall take into account the cases in which the interruption of the service is due to the lack of electric fluid, under the following considerations:

Localities with conventional electric energy:

In this case THE CONTRACTOR should try to have an independent meter with the purpose that the operability of the equipment does not depend of the action of third parties.

In this assumption, if there is a cut of electric fluid, after the time of autonomy of the system of electric support has concluded indicated in the TECHNICAL SPECIFICATIONS, the interruption will not be counted until the replacement of the conventional electric energy.

To credit an electric cut it will be enough to submit a report of alarm of the system of management and monitoring of the implemented network. In case that the system of management and monitoring do not allow distinguishing the kind of alarms, THE CONTRACTOR must submit proof of accreditation signed by the concessionaire of electric energy or any authority, academic center, police or medical personnel as long as they belong to the locality indicating the hour and date of beginning and cutting end.

In the cases in which the energy cuts are permanent and in intervals of short time, that do not allow the complete load of the system of electric support, reducing the time of autonomy of the system, the time of interruption will not be considered from the cut of the service, provided it is determined that the origin is due to the cut of electric energy.

In those cases in which the electric energy is provided by a settler, town or any other third party different to the energy concessionaire, THE CONTRACTOR assumes the responsibility of the energy cut due to causes that are different to the aforementioned.

Localities without conventional electric energy:

THE CONTRACTOR according to the TECHNICAL SPECIFICATIONS will propose in its TECHNICAL PROPOSAL the design of the energy system that allows guaranteeing the availability of the services according to the requirement of the TECHNICAL SPECIFICATIONS.

In cases where there is a service cut within the time of autonomy of the electric system, the interruption will be counted within the period of availability of the services.

To demonstrate an  energy system cut implemented by, but not attributable to THE CONTRACTOR,  THE CONTRACTOR must submit proof of accreditation signed by the MANDATORY PAID INSTITUTION or any authority, academic center, police or medical personnel as long as they belong to the locality indicating the hour and date of beginning and cutting end.

In some cases in which the energy cuts are permanent and in intervals of short time, that do not allow the complete load of the electric system, reducing the time of autonomy of the system, the time of interruption will not be considered since the service cut, provided it is determined that the origin is due to an inadequate load of the batteries.

In cases in which the interruption of the service is due to climatological factors, the following points will be taken into account:

If the energy cut is due to the solar incidence in the transmission equipment, the interruption will not be counted provided the occurrence of this event is credited with the submission of a report or document of a specialized organism, public or private (previously approved by FITEL) indicating the anomaly of solar radiation and the effects it will produce.

If the cut is due to the absence of sunlight that do not allow the load of the batteries through solar panels, the interruption will not be counted provided a document of a specialized organism is submitted or the Affidavit of any authority of the locality or district, certifying the absence of sunlight.

Availability Schedule of the Service.

Within the Schedule in which the TECHNICAL PROPOSAL has not considered available, the equipment will not be counted with any interruption.

To determine the time of total interruption, we shall add all the service cuts higher than one third of the estimated availability for each day.

ANNEX Nº 11
FORMAT OF INVESTMENT COSTS OF THE ACCESS AND TRANSPORTATION NETWORK

Item	Description	Unit	Quantity	Unitary Price $	Unitary Price S/.	Total Price $	Total Price S/.

I	INFRASTRUCTURE OF STATIONS
Tower Type 1
Tower Type 2
Tower Type 3
Tower Type 4
Tower Type 5
Anchor
Support
Others
II	ASSOCIATED CIVIL WORKS
Perimeter Enclosure
Physical Edge security
Booths
Tower Base
Inst. of support Bracket type for antenna of RF.
Others
III	MANPOWER
Installation of towers
Associated civil works
Material haulage
Equipment haulage
Others
IV	LICENSES AND PERMITS
Municipal permits
SERNANP
CIRA
Others
V	Energy and security system of Stations
Place conditioning
Batteries bank
UPS
Generators
Fuel tank
Electrical panels
Rectifiers
Ground
Light facilities
Lightning rod
Solar panels
Ground installation
Electric network installation
Others

Item	Description	Unit	Quantity	Unitary Price $	Unitary Price S/.	Total Price $	Total Price S/.

I	Optical Equipment
Switches and routers of connection to the transportation network
Connectors
Others
II	Radio Equipment
Ptp Radios
Base Radios
AP Radios
Antennas
Connectors
Amplifiers
Others
III	MANPOWER
Radios installation
Network configuration
Others
IV	User Modules
Computers
UPS
Switch and cables
Others
V	Management Center
Management system of radios
Management system of the electric part
Management system of security and alarms
Servers
Others

Item	Description	Unit	Quantity	Unitary Price $	Unitary price S/.	Total Price $	Total Price S/.

I	Preparation of plans and methodology
Training
Awareness
WEB applications
Others
II	Execution of activities
Cost of training service
Cost of awareness service
Amounts of diffusion contracts. Servers, etc.
Others
III	Modules
Computers
UPS
Switch and cables
Others
IV	Management Center
Management System of Radios
Management system of the electric network
Management system of security and alarms
Others

Item	Optical Fiber	Unit	Quantity	Unitary Price $	Unitary Price S/.	Total Price $	Total Price S/.

I	Acquisition
Optical Fiber x reel
Optical Equipment (detail per type)
Switches
Connectors
Others
II	Nodes
Conditioning
Cabinets
Air conditioning system
Fire system
Cables
Security system
Others
III	Manpower
Installation of fiber
Equipment installation
Others

ANNEX Nº 12
GUIDELINES FOR THE CHANGE OF MANDATORY PAID INSTITUTIONS AND BENEFICIARY LOCATIONS

1.
THE CONTRACTOR has the obligation to provide the service of access to Internet to each one of the MANDATORY PAID INSTITUTIONS located in the BENEFICIARY LOCALITIES according to Annex 01 of the FINANCING CONTRACT.

2.	The changes of the MANDATORY PAID INSTITUTIONS operate in the following cases:

2.1
That the MANDATORY PAID INSTITUTION already has the service of access to Internet and declares that it does not want to hire the service to THE CONTRACTOR at least during the INVESTMENT PERIOD of the AWARDED PROJECT.(This is during the INVESTMENT PERIOD of the ACCESS NETWORK and during the INVESTMENT PERIOD of the TRANSPORT NETWORK).

2.2	That the MANDATORY PAID INSTITUTION put impediments to the installation of the equipment for any none justified reason.
2.3
That for any reason, whether technical or by impediment of the population or authorities, among others, the station (POP) may not be installed that will supply the service to the BENEFICIARY LOCALITY, and in this case they should make the change of all the MANDATORY PAID INSTITUTIONS. In which case a change of BENEFICIARY LOCATION will take place.

2.4	In all the aforementioned cases, FITEL will assess and determine if said changes proceed, communicating to THE CONTRACTOR its approval.

3.	The MANDATORY PAID INSTITUTIONS of replacements may be proposed by THE CONTRACTOR and will be given preference according to the following considerations:

3.1	The replacements of the MANDATORY PAID INSTITUTIONS will be given preferably within the same BENEFICIARY LOCALITY.
3.2
The educational institutions may be only replaced by another educational institution, in this case THE CONTRACTOR may solicit FITEL the exchange for another academic institution located in another BENEFICIARY LOCATION

3.3	The MANDATORY PAID INSTITUTIONS different to the educational institutions may be replaced by police stations, posts, municipalities or others, in the same or different locality.

4.	In no case THE CONTRACTOR may require additional financing to FITEL basing it in the replacement of some MANDATORY PAID INSTITUTION or some BENEFICIARY LOCATION.

ANNEX Nº 5 OF THE BID TERMS
CONTENT OF ENVELOPE Nº 3

LETTER OF PRESENTATION OF THE ECONOMIC PROPOSAL
(Form for Assessment of ECONOMIC PROPOSALS of SUITABLE BIDDERS)1

Lima, February 25th 2015

Messrs.
ProInversión Committee in Project of Energy and Hydrocarbons PRO CONECTIVIDAD
Agency for Promotion of Private Investment - ProInversión
Present.-

Reference:	Public Tender for the execution of the Project “Broadband Installation for Comprehensive Connectivity and Social Development of the Huancavelica Region”.

SHORTLISTED BIDDER: CONSORCIO GILAT.

Dear Sirs:

According to the BID TERMS and to all the information contained thereof, we submit our ECONOMIC PROPOSAL, in the following terms:

TECHNICAL PROPOSAL
COMPETITION FACTOR	UNITS	IN LETTERS	IN NUMBERS
Localities additional	Number	Forty six	46
Tablets	Number	One hundred nineteen thousand seventy	119, 070

ECONOMIC PROPOSAL
COMPETITION FACTOR	UNITS	IN LETTERS	IN NUMBERS
FINANCING OF THE TRANSPORTATION NETWORK	US$	Thirty million seven thousand one hundred forty eight and 00/100	30 007 148.00
ACCESS NETWORK FINANCING	US$	Sixty seven million two hundred sixty six thousand twenty seven and 00/100	67 266 027.00
The figures will be written with a maximum of two (02) decimals.

BONUS FOR ADVANCEMENT PERFORMANCE OF THE INSTALLATION STAGE
CALENDAR DAY	UNITS	IN LETTERS	IN NUMBERS
Number of calendar days reduction	calendar days	Sixty	60

We declare that the ECONOMIC PROPOSAL will be valid and firm for a minimum period of one hundred and fifty (150) days, counted since the date of the reception act of Envelopes Nº 2 and Nº 3 and opening of Envelopes Nº 2, and we are committed to extend it compulsorily if the COMMITTEE provides it.

We accept that this ECONOMIC PROPOSAL is incorporated to the FINANCING CONTRACT in all its terms and conditions without any exception and that it has the nature of an affidavit.

1 Incorporado mediante Circular N° 1 (literal C) y modificado mediante Circulares N° 8 y N° 18(literal B y Modificación N° 20, respectivamente).

Cordially yours,

Entity	:	CONSORCIO GILAT SHORTLISTED BIDDER

Name	:	ARIEH GAD ROHRSTOCK Legal Representative of SHORTLISTED BIDDER

Signature	:	……………………………………. Legal Representative of SHORTLISTED BIDDER

Name	:	YVETH FIORELLA ROMERO GUIA Legal Representative of SHORTLISTED BIDDER

Signature	:	……………………………………. Legal Representative of SHORTLISTED BIDDER

Note: If there is any discrepancy between a figure expressed in numbers and in letters, shall prevail the amount expressed in letters.